Company No: 102498



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                            Company Limited by Shares
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                                   MEMORANDUM


                                      -and-


                             ARTICLES OF ASSOCIATION


                                      -of-


                                    BP p.l.c.




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                          Incorporated April 14th, 1909

                        --------------------------------

                            Company Limited by Shares
                        --------------------------------

                            Memorandum of Association
                                       of
                                    BP p.l.c.
     ----------------------------------------------------------------------

1.   The name of the Company is "BP p.l.c."(see note 1)

2.   The Company is to be a public company.

3.   The Registered Office of the Company will be situate in England.

4.   The objects for which the Company is established are:-

     (A) To enter into and carry into effect, with such modifications (if any) as may be agreed upon, the agreement with The Concessions Syndicate, Limited, The Burmah Oil Company, Limited, and Lord Strathcona and Mount Royal, mentioned in Clause 3 of the Company's Articles of Association.(see note 2)

     (B) To purchase, take on lease or license, or otherwise acquire any petroleum or oil-bearing lands in Persia or in any other part of the world, or any interest in any such lands, or any rights of or connected with the getting or winning of any natural gas, petroleum or other oil, bitumen, asphalte or ozokerite, or other similar substances, and to sink wells, to make borings and otherwise to search for, obtain, exploit, develop, render suitable for trade, carry away and sell petroleum and other mineral oils, natural gas, asphalte, ozokerite, or other similar substances and products thereof, and other fuels.

     (C) To carry on all or any of the businesses of dealers in and refiners of petroleum and other mineral oils, natural gas, asphalte, and ozokerite, or other similar substances and products thereof, and other fuels, mine owners, merchants, carriers, wharfingers, manufacturers, shipowners, shipbuilders, barge owners, lightermen, factors and brokers in all or any of their respective branches, and to treat or turn to account in any other manner any natural gas, petroleum or other oils, asphalte, or any products thereof, or any other fuel.

     (D) To acquire, work and dispose of and deal in any mines, metals, minerals, mineral wax, clay and other like substances, and to acquire, produce by cultivation, manufacture, treat, deal in or otherwise turn to account any mineral, vegetable or mineral products.

     (E) To acquire, construct, improve, maintain, work, manage, carry out or control any roads, ways, tramways, railways, docks, wharves, piers, bridges, viaducts, aqueducts, canals, watercourses, tanks, wells, reservoirs, stations and pump services, accumulation services and distribution services, pipes, pipe lines, and other apparatus in connection with oil, gas, bitumen, asphalte and ozokerite, and other similar substances, telegraphs, telephones, gasworks, electric lighting and power works, factories, workshops, warehouses, shops, stores, fuel stores, fuel stations, guard towers, dwelling-houses, and other buildings, works and conveniences which may seem calculated directly or indirectly to advance the Company's interests, and to contribute to, subsidise or otherwise assist or take part in the construction, improvement, maintenance, working, management, carrying out or control thereof, and to take any lease or enter into any working agreement in respect thereof.

--------------

1. The company was incorporated on April 14, 1909 as Anglo-Persian Oil Company Limited. The name was changed to Anglo-Iranian Oil Company Limited on June 28, 1935 and to The British Petroleum Company Limited on December 17, 1954. On January 4, 1982 the Company was re-registered as a public company in accordance with the Companies Act 1980. The name was changed to BP p.l.c. on May 1, 2001.

2. This refers to Clause 3 of the original Articles of Association. Being obsolute the clause has been omitted from the Articles of Association since July 26, 1949 when the original Articles of Association were replaced.

     (F) To purchase, build, charter, affreight, hire and let out for hire, or for chartering and affreightment, and to otherwise obtain the possession of, and use and dispose of, and employ or turn to account ships, lighters, launches, boats and vessels of all kinds (including tank vessels), and locomotives, wagons, tank cars and other rolling stock, and to otherwise provide for the conveyance of oil, gas, asphalte, ozokerite and movable property of all kinds, and to purchase or otherwise acquire any shares or interests in any ships or vessels, or in any companies possessed of or interested in any ships or vessels.

     (G) To clear, manage, farm, cultivate, irrigate and otherwise work or use any lands over which for the time being the Company has any rights, and to dispose of or otherwise deal with any farm or other products of any such lands, and to lay out sites for and establish permanent camps, towns and villages on any such lands.

     (H) To equip expeditions and employ experts, agents and others for the purpose of searching for, acquiring, working, proving, and developing lands and others and concessions, licences, rights, powers and privileges suitable for the purposes of the Company.

     (I) To carry on business as concessionaires, capitalists and financiers, and to undertake, carry on and execute any kinds of financial, commercial, trading, trust, exploitation, agency and other operations, and to advance or provide money, with or without security, to concessionaires, inventors, patentees and others, for the purpose of improving and developing, or assisting to improve and develop, any concessions, lands or others, or of experimenting, testing or developing any invention, design or process, industrial or otherwise.

     (J) To carry on as principals, or agents, any branch of agricultural, manufacturing, metallurgical, chemical or mercantile business for which the Company's properties, buildings, and employees may be conveniently applicable.

     (K) To subsidise, or contribute to, or otherwise assist in, or take part in, the construction, maintenance, improvement, management, working, control or superintendence of any operations or works or buildings useful or expedient or convenient or adaptable for the purposes of the Company which may be constructed by or may belong to or be worked by or be under the control or superintendence of others.

     (L) To manufacture, buy, sell, treat and deal in all kinds of commodities, substances, materials, articles and things necessary or useful for carrying on any of the businesses of the Company, or in or for any of the operations of the Company.

     (M) To purchase, lease or otherwise acquire, and to confer and grant rights of way, light and water and other rights, easements or privileges in favour of the Company or its properties or any of them, or over or affecting the Company's properties or any of them.

     (N) To guarantee payment of any moneys by, or the performance of any contracts, liabilities, obligations or engagements of any company, corporation or person, with, or to any other company, corporation or person; and to become liable or responsible for money; and to grant guarantees and indemnities of every description; and to undertake obligations of every description.

     (O) To indemnify and secure any person (including any officers of this Company) or company against debt or liability incurred to him or them by this Company, or undertaken by him or them for or on behalf of this Company, or against any costs, losses or expenses in connection with any of the affairs or businesses of this Company, and to issue to any such person or company, by way of indemnity or security, any shares, or grant in their favour or give them any securities, which this Company has power to issue, grant or give.

     (P) To pay all printing, legal and other costs, charges and expenses incidental to or connected with the promotion, formation and incorporation of the Company (whether of a preliminary nature or not), and the purchase or acquisition of any properties, businesses, rights and others acquired or to be acquired for the purposes of the Company and the carrying of any of its objects into effect; and to remunerate any person or company for services rendered or to be rendered in placing, or assisting in placing, or obtaining subscriptions for, any shares or stocks or securities of this Company, or of any company to be promoted by this Company, or in arranging loans for this Company, or any company to be promoted by it, or in relation to the formation or promotion of this Company, or of any company to be promoted by this Company, or otherwise in relation to the businesses or objects of this Company; and to adopt all acts and preliminary arrangements in reference to all or any of these matters.

     (Q) To carry on any other businesses which may seem to the Company capable of being conveniently carried on in connection with any business which the Company is authorised to carry on, or may seem to the Company calculated directly or indirectly to benefit this Company, or to enhance the value of or render profitable any of the Company's properties or rights.

     (R) To acquire and carry on all or any part of the business or property, and to undertake any liabilities of any person, firm, association or company possessed of property suitable for any of the purposes of this Company, or carrying on any business which this Company is authorised to carry on, and as the consideration for the same to pay cash or to issue any shares, stocks or obligations of this Company.

     (S) To enter into partnership or into any arrangement for sharing profits, union of interest, joint adventure, reciprocal concessions or co-operation with any person or company carrying on, engaged in, or about to carry on or engage in, any business or transaction which the Company is authorised to carry on or engage in, or any business or transaction capable of being conducted so as directly or indirectly to benefit this Company, and to take or otherwise acquire and hold, sell, re-issue or otherwise deal with the shares or stock in or securities or obligations of, and to subsidise or otherwise assist any such company, and to guarantee the principal or interest of any such securities or obligations, or any dividends upon any such shares or stock.

     (T) To purchase, take on lease or in exchange, hire or otherwise acquire any real or personal property, rights or privileges which the Company may think suitable or convenient for any purposes of its business; and to erect and construct buildings and works of all kinds.

     (U) To apply for, purchase or otherwise acquire any patents, licenses and the like, conferring an exclusive or non-exclusive or limited right to use, or any secret or other information as to any invention which may seem capable of being used for any of the purposes of the Company, or the acquisition of which may seem calculated directly or indirectly to benefit this Company, and to use, exercise, develop, grant licenses in respect of, or otherwise turn to account the rights and information so acquired.

     (V) To purchase, subscribe for or otherwise acquire, and to hold the shares, stocks or obligations of any company, in the United Kingdom or elsewhere, and upon a distribution of assets or division of profits to distribute any such shares, stocks or obligations amongst the Members of this Company in kind.

     (W) To borrow or raise or secure the payment of money, and for those or other purposes to mortgage or charge the undertaking and all or any part of the property and rights of the Company, present or after acquired, including uncalled capital, and to create, issue, make, draw, accept and negotiate perpetual or redeemable debentures or debenture stock, bonds or other obligations, bills of exchange, promissory notes or other negotiable instruments.

     (X) To sell, let, develop, dispose of or otherwise deal with the undertaking and property of the Company, or any part thereof or share or interest therein, upon any terms, with power to accept as the consideration any shares, stocks or obligations of or interest in any other company.

     (Y) To allow or cause the legal estate and interest in any businesses or property acquired, established or carried on by the Company, to remain or be vested or registered in the name of or carried on by any foreign company or companies, formed or to be formed, or persons, either upon trust for or as agents or nominees of this Company.

     (Z) To pay out of the funds of the Company all expenses which the Company may lawfully pay of or incident to the formation, registration and advertising of or raising money for the Company and the issue of its capital, including brokerage and commissions for obtaining applications for or taking, placing or underwriting shares, debentures or debenture stock, and to apply at the cost of the Company to Parliament for any extension of the Company's powers.

     (AA) To enter into any arrangement with any governments or authority, supreme, municipal, local or otherwise, and to obtain from any such government or authority any rights, concessions and privileges that may seem conducive to the Company's objects or any of them.

     (BB) To procure the Company to be domiciled, registered and recognised in accordance with the laws and constitution of Persia, and any other country or place, and to take such steps and do such acts and things as may be necessary or expedient to give the Company the same rights and privileges in Persia, or in any other place or country outside the United Kingdom as may be possessed by local companies or partnerships of a similar nature.

     (CC) To establish and support, or aid in the establishment and support of associations, institutions and conveniences calculated to benefit any of the employees or ex-employees of the Company, or the dependents or connections of such persons, and to grant pensions and allowances, and to make payments towards insurance, and to subscribe or guarantee money for charitable or benevolent objects, or for any exhibition, or for any public, general or useful object and to purchase and maintain for the benefit of any persons (including Directors) any insurance.

     (DD) To establish and maintain, and to contribute to, any scheme for encouraging or facilitating the holding of shares or debentures in the Company by or for the benefit of its employees or former employees, or those of its subsidiary or holding companies or subsidiaries of its holding company, or by or for the benefit of such other persons as may for the time being be permitted by law, or any scheme for sharing profits with its employees or those of its subsidiary and/or associated companies.

     (EE) To promote any company or companies for the purpose of its or their acquiring all or any of the property, rights and liabilities of the Company or share or interest therein, or for any other purpose which may seem directly or indirectly calculated to benefit this Company, and to pay all the expenses of or incident to such promotion.

     (FF) To carry out all or any of the foregoing objects as principals or agents, or in partnership or conjunction with any other person, firm, association or company, and in any part of the world.

     (GG) To do all such other things as are incidental or conducive to the attainment of the above objects.

5.   The liability of the Members is limited.

6. The capital of the Company is(pound)2,000,000 divided into 1,000,000 Preference Shares of(pound)1 each and 1,000,000 Ordinary Shares of(pound)1 each (see note 3), with power to increase and with power from time to time to issue any shares of the original or new capital with any preference or priority in the payment of dividends or the distribution of assets, or otherwise, over any other shares, whether Ordinary or Preference, and whether issued or not, and to vary the regulations of the Company as far as necessary to give effect to any such preference or priority, and upon the subdivision of a share, to apportion the right to participate in profits or surplus assets, or the right to vote in any manner as between the shares resulting from such subdivision.

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3.   See notes at end of Memorandum of Association.

WE, the several persons whose names and addresses are subscribed are desirous of being formed into a Company in pursuance of this Memorandum of Association, and we respectively agree to take the number of shares in the capital of the Company set opposite our respective names.

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     NAMES, ADDRESSES AND DESCRIPTIONS         Number of Preference Shares
              OF SUBSCRIBERS                     taken by each Subscriber

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STRATHCONA,                                           One thousand
28 Grosvenor Square, London W.,                        Preference
G.C.M.G., G.C.V.O.

CHARLES WILLIAM WALLACE,                              One thousand
Director, The Burmah Oil Company, Limited,             Preference
Winchester House, Old Broad Street,
London E.C.

FRANCIS OF TECK,                                      One thousand
36 Welbeck Street, London W.                           Preference
K.C.V.O.

H.S. BARNES, K.C.S.I., K.C.V.O.                       One thousand
East India United Service Club,                        Preference
16 St. James' Square, London S.W.

WILLIAM GARSON,                                       One thousand
Writer to the "Signet",                                Preference
5 Albyn Place, Edinburgh.

JOHN T. CARGILL                                       One thousand
Chairman, The Burmah Oil Company, Limited,             Preference
175 West George Street, Glasgow.

W.K. D'ARCY                                           One thousand
Chairman, London Board,                                Preference
Mount Morgan Gold Co., Limited,
42 Grosvenor Square, London W.

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Dated the 14th day of April, 1909.

Witness to the above Signatures:-

                                  CHARLES CRISP

                                   Solicitor,
                       17 Throgmorton Avenue, London E.C.

                                      NOTES

1.   The    following    increases   in   the   Company's    original    capital
     of(pound)2,000,000 have been made:-

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    Date of Resolution             By Creation of                Increased to

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                              shares of (pound)1 each
May 29th 1914               2,000,000 Ordinary Shares          (pound)4,000,000
December 3rd 1917           1,000,000 Preference Shares        (pound)5,000,000
December 1st 1919           3,000,000 Preference Shares       (pound)20,000,000
                            4,500,000 Ordinary Shares
                            7,500,000 Shares
November 2nd 1926           4,000,000 Ordinary Shares         (pound)24,000,000
December 31st 1931          2,500,000 Shares                  (pound)26,500,000
June 21st 1937              6,500,000 Ordinary Shares         (pound)33,000,000
December 16th 1954         87,000,000 Ordinary Shares        (pound)120,000,000
October 22nd 1957          80,000,000 Shares                 (pound)200,000,000
October 9th 1958           50,000,000 Shares                 (pound)250,000,000
October 26th 1961          50,000,000 Shares                 (pound)300,000,000
May 14th 1964              75,000,000 Shares                 (pound)375,000,000
May 11th 1967              50,000,000 Shares                 (pound)425,000,000
May 4th 1972               75,000,000 Shares                 (pound)500,000,000

                              shares of 25p each
May 6th 1982              400,000,000 Ordinary Shares        (pound)600,000,000
April 30th 1987         4,600,000,000 Ordinary Shares      (pound)1,750,000,000
April 28th 1988         1,000,000,000 Ordinary Shares      (pound)2,000,000,000

                              shares of US$0.50 each
November 25th 1998      12,000,000,000 Ordinary Shares           $6,000,000,000
                                                                            and
                                                              (pound)12,750,000

                            shares of US$0.25each
September 1st 1999      12,000,000,000 Ordinary Shares           $9,000,000,000
                                                                            and
                                                              (pound)12,750,000
--------------------------------------------------------------------------------


2. At an Extraordinary General Meeting held on October 4th 1979 the following Special Resolution was passed:-

     THAT as from the close of business on Friday, October 5th 1979:-

     (a) each (pound)1 of the (pound)7,232,838 Cumulative Preference Stock be hereby converted into one Cumulative First Preference Share of (pound)1 and each (pound)1 of the (pound)5,473,414 Cumulative Second Preference Stock be hereby converted into one Cumulative Second Preference Share of (pound)1 and each (pound)1 of the (pound)386,518,085 Ordinary Stock be hereby converted and sub-divided into four Ordinary Shares of 25 pence each;

     (b) each of the 100,731,915 unissued and unclassified shares of (pound)1 be hereby sub-divided into and designated as four Ordinary Shares of 25 pence each;

     (c) Article 68 of the Company's Articles of Association(see note 4) be hereby altered by deleting the words "one vote for every five
          Preference Shares and two votes for every Ordinary Share" and substituting therefor the words "two votes for every (pound)5 in nominal amount of the Preference Shares and one vote for every 25 pence in nominal amount of the Ordinary Shares"; and

     (d) all standing resolutions for the conversion of shares into stock be hereby rescinded and cancelled.

3. At an Extraordinary General Meeting held on 25th November 1998 the following Special Resolution was passed (and the conditions referred to therein were satisfied on December 31st 1998):-

     "THAT, conditional upon the passing as an extraordinary resolution at a separate meeting of the holders of the Ordinary Shares in the capital of the Company (or any adjournment thereof) of the resolution set out in the notice dated October 30 1998 convening such meeting and upon and with effect from the Merger Agreement becoming unconditional in all respects (save as regards the condition relating to the admission of the shares in the Company to be issued as consideration pursuant to the Merger to the Official List of the London Stock Exchange becoming effective) and not having been terminated in accordance with its terms:

     11.1 the ordinary share capital of the Company be reduced by cancelling and extinguishing all the Ordinary Shares of 25 pence each in the capital of the Company ("Sterling Shares"), whether issued or authorised but unissued, and the reserve arising as a result of such cancellation be credited to a special reserve account of the Company (the "Ordinary Share Reserve");

     11.2 subject to and forthwith upon such reduction of capital taking effect:

          (a)  the  authorised   share  capital  of  the  Company  be  increased
               to(pound)12,750,000   and   $6,000,000,000  by  the  creation  of
               12,000,000,000 new Ordinary Shares of $0.50 each;

          (b) the Ordinary Share Reserve be converted into US dollars at such spot rate of exchange for the purchase of US dollars with pounds sterling at or around 4.00 pm (London time) on the Record Date as may be selected by the Directors of the Company ("the Selected Rate");

4. At an Extraordinary General Meeting held on September 1st 1999 the following Special Resolution was passed (and the conditions therein were satisfied on April 18th 2000):-

     "THAT the Articles of Association of the Company be and are hereby amended as set out in Schedules A and B to this Notice of Extraordinary General Meeting, such amendments to take effect from the dates set out in such schedules."

     "Schedule B to the Notice of Extraordinary General Meeting
     ----------------------------------------------------------

     A With effect from the date on which the New BP Amoco Ordinary Shares are admitted to the Official List of the London Stock Exchange:

          1 Article 3(A): in the first sentence, delete the figure "12,000,000,000" and replace with the figure "24,000,000,000" or, if the amendment set out in Paragraph B 2(ii) below has come into effect, delete the figure "18,000,000,000" and replace with the figure "36,000,000,000".

          2 Article 3(A): in the first sentence, delete the word "US$0.50" and replace with the word "US$0.25".

          3 Article 61(A): delete the word "US$0.50" and replace with the word "US$0.25".

-----------------

4. This refers to Article 68 of previous Articles of Association replaced by those adopted on May 5, 1983.

                        --------------------------------
                            Company Limited by Shares
                        --------------------------------

                             Articles of Association

                                    BP p.l.c.

Adopted by Special Resolution passed May 5th 1983 and amended by Special Resolutions passed April 30th 1987, September 21st 1987, April 28th 1988, April 27th 1989, April 26th 1990, April 18th 1991, April 16th 1992, April 15th 1993,
April 7th 1994,  November  25th  1998,  September  1st 1999 and April  19th 2001
--------------------------------------------------------------------------------

PRELIMINARY

1. The regulations in Table A in the Companies (Tables A to F) Regulations 1985 (as amended from time to time) and in any Table A applicable to the Company under any former enactment relating to companies shall not apply to the Company.

2. In these presents (if not inconsistent with the subject or context) the words and expressions set out in the first column below shall bear the meanings set opposite to them respectively:-

    The Act                    The Companies Act 1985
    ----------------------------------------------------------------------------
    The Statutes               The Act and every other Statute for the time
                               being in force  concerning  companies  and
                               affecting the Company
    ----------------------------------------------------------------------------
    These presents             These Articles of Association as from time to
                               time altered
    ----------------------------------------------------------------------------
    Office                     The registered office of the Company for the time
                               being
    ----------------------------------------------------------------------------
    Other Resolutions          All Resolutions of a procedural nature (such as
                               a Resolution on a mere clerical amendment to
                               correct a patent error in a Substantive
                               Resolution, a Resolution on adjournment of
                               meeting or a Resolution on choice of a Chairman)
    ----------------------------------------------------------------------------
    Transfer Office            The place where the Register of Members is
                               situate for the time being
    ----------------------------------------------------------------------------
    Seal                       The Common Seal of the Company
    ----------------------------------------------------------------------------
    Securities Seal            An official seal kept by the Company by virtue of
                               Section 40 the Act
    ----------------------------------------------------------------------------
    Sterling                   The lawful currency of the United Kingdom
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    Substantive Resolutions    All Resolutions which are not Other Resolutions
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    The London Stock Exchange  The London Stock Exchange Limited
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    The United Kingdom         Great Britain and Northern Ireland
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    Month                      Calendar month
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    Year                       Calendar year
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    In writing                 Written or produced by any substitute for writing
                               or partly one and partly another
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    Paid                       Paid or credited as paid
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    US dollars                 The lawful currency of the United States of
                               America
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
     The word "Act" as related to a particular year refers to the Companies Act of that year.

     The word "address", in relation to electronic communication, bears the meaning ascribed thereto by Section 262 of the Act.

     The expression "Approved Depositary" shall have the meaning attached thereto by Article 144A.

     The expressions "debenture" and "debenture holder" shall respectively include "debenture stock" and "debenture stockholder".

     The expression "Designated Shares" shall mean fully paid shares in a body corporate (which both immediately before and after the distribution hereafter referred to is a subsidiary of the Company) which have been distributed by the Company pursuant to Article 120 and which, at or before the record date for the purpose of determining entitlement to receipt of such distribution, are designated by the Directors to be "Designated Shares" for the purposes of Article 37(A) and any further shares of the same class which may, with the prior consent of the Company, be allotted by such body corporate after such distribution, provided that the Directors may at any time after such distribution declare such shares no longer to be "Designated Shares" for the purposes of such Article by giving not less than 15 days prior notice thereof to the London Stock Exchange, and provided further that there shall not at any time be more than one class of shares constituting Designated Shares.

     The expression "Designated Subsidiary" shall mean the body corporate referred to in the definition of "Designated Shares".

     The expression "electronic communication" bears the meaning ascribed thereto by Section 15 of the Electronic Communications Act 2000.

     The expression "Employees' Share Scheme" bears the meaning ascribed thereto by Section 743 of the Act.

     The expression "Secretary" shall include any person appointed by the Directors to perform any of the duties of the Secretary and where two or more persons are appointed to act as Joint Secretaries shall include any one of these persons.

     The expression "Stock Exchange Nominee" bears the meaning ascribed thereto by Section 185 of the Act.

     The word "subsidiary" bears the meaning ascribed thereto by Section 736 of the Act and shall bear such meaning notwithstanding any provision contained in these presents which would otherwise require the reference to the said
     Section of the Act to be construed as relating to any statutory modification or re-enactment thereof.

     All such of the provisions of these presents as are applicable to paid-up shares shall apply to stock, and the words "share" and "shareholder" shall be construed accordingly.

     Words denoting the singular shall include the plural and vice versa. Words denoting the masculine shall include the feminine. Words denoting persons shall include bodies corporate and unincorporate.

     References to any statute or statutory provision shall be construed as relating to any statutory modification or re-enactment thereof for the time being in force.

     Subject as aforesaid any words or expressions defined in the Act shall (if not inconsistent with the subject or context) bear the same meanings in these presents.

A Special or Extraordinary Resolution shall be effective for any purpose for which an Ordinary Resolution is expressed to be required under any provision of these presents or the Statutes and where for any purpose an Extraordinary Resolution is required a Special Resolution shall be effective.

SHARE CAPITAL

3. (A) The share capital of the Company is(pound)12,750,000 (divided into 7,250,000 8 per cent. Cumulative Preference Shares of(pound)1 each (of which 7,232,838 have been issued and are fully paid and 17,162 are unissued) and 5,500,000 9 per cent. Cumulative Second Preference Shares of(pound)1 each (of which 5,473,414 have been issued and are fully paid and 26,586 are unissued)) and US$9,000,000,000 divided into 36,000,000,000 Ordinary Shares of US$0.25 each. The 8 per cent. Cumulative Preference Shares (hereinafter called "the First Preference Shares") and the 9 per cent. Cumulative Second Preference Shares (hereinafter called "the Second Preference Shares") had attached thereto respectively on 5th April 1973 the rights as regards participation in the profits and assets of the Company set out below (and have attached thereto at the date of the adoption of these presents such rights as modified or affected by the provisions of paragraph 18 of Schedule 23 to the Finance Act 1972 and Section 46 of the Finance Act 1976):-

          (i) the First Preference Shares, together with any further shares hereafter issued ranking pari passu therewith pursuant to the provisions hereinafter contained, entitle the holders to a fixed cumulative preferential dividend on the amounts paid up thereon at the rate of 8 per cent. per annum, and on a return of assets of the Company on winding up to have the assets of the Company available for distribution amongst the members applied in the first place in paying to them (a) the amounts paid up on such First Preference Shares, (b) a sum equal to any arrears or deficiency of the fixed cumulative preferential dividend on such First Preference Shares, such arrears or deficiency to be calculated down to the date of the commencement of the winding up, and (c) a sum equal to 10 per cent. on the amounts paid up on the First Preference Shares, or to the average premium above par at which the First Preference Shares have during the six months before the commencement of the winding up been dealt in on the market (such average premium to be certified by the Secretary of the London Stock Exchange), whichever sum is the greater, but the holders of the First Preference Shares shall not be entitled in respect thereof to any further or other participation in the profits or assets of the Company.

          (ii) the Second Preference Shares, together with any further shares hereafter issued ranking pari passu therewith pursuant to the provisions hereinafter contained, entitle the holders to a fixed cumulative preferential dividend on the amounts paid up thereon (payable next after the dividend on the First Preference Shares, but in priority to any dividend on the Ordinary Shares) at the rate of 9 per cent. per annum, and on a return of assets of the Company on winding up to have the assets of the Company available for distribution amongst the members and remaining after making to the holders of the First Preference Shares the payments to which they are entitled, applied in the next place in paying to the holders of the Second Preference Shares (a) the amounts paid up on such Second Preference Shares, (b) a sum equal to any arrears or deficiency of the fixed cumulative preferential dividend on such Second Preference Shares, such arrears or deficiency to be calculated down to the date of the commencement of the winding up, and (c) a sum equal to 10 per cent. on the amounts paid up on the Second Preference Shares, or to the average premium above par at which the Second Preference Shares have during the six months before the commencement of the winding up been dealt in on the market (such average premium to be certified by the Secretary of the London Stock Exchange), whichever sum is the greater, but the holders of the Second Preference Shares shall not be entitled in respect thereof to any further or other participation in the profits or assets of the Company.

     (B) Unless otherwise expressly resolved by the Company in General Meeting, further shares may be created and issued (without any further sanction or approval by the Company in General Meeting or by any class of members thereof pursuant to Article 4) as First Preference Shares ranking pari passu with the First Preference Shares in the present capital, provided that the total nominal amount of such First Preference Shares at any one time in issue shall not exceed (pound)10,000,000, or as Second Preference Shares ranking pari passu with the Second Preference Shares in the present capital, provided that the total nominal amount of such Second Preference Shares at any one time in issue shall not exceed (pound)10,000,000.

     (C) Subject as aforesaid no new shares entitled to rank pari passu with or to any preference over the existing First and Second Preference Shares shall be issued by the Company without the sanction of an Extraordinary Resolution of the holders of such Preference Shares passed at a meeting held under the conditions hereinafter contained.

VARIATION OF RIGHTS

4. The holders of any class of shares may at any time and from time to time, and whether before or during liquidation, by an Extraordinary Resolution passed at a meeting of such holders, consent on behalf of all the holders of shares of the class to the issue or creation of any shares ranking equally therewith, or having any priority thereto, or to the abandonment of any preference or priority or of any accrued dividend, or the reduction for any time or permanently of the dividends payable thereon, or to the amalgamation into one class of the shares of any two or more classes or to the sub-division of shares of one class into shares of different classes, or any alteration in these presents varying or taking away any rights or privileges attached to shares of the class, or to any scheme for the reduction of the Company's capital affecting the class of shares in a manner not otherwise authorised by these presents, or to any scheme for the distribution (though not in accordance with legal rights) of assets in money or in kind in or before liquidation, or to any contract for the sale of the whole or any part of the Company's property or business determining the way in which as between the several classes of shareholders the purchase consideration shall be distributed, and generally consent to any alteration, contract, compromise or arrangement which the persons voting thereon could if sui juris and holding all the shares of the class consent to or enter into, and such Resolution shall be binding upon all the holders of shares of the class.

5. Any meeting for the purpose of the last preceding Article shall be convened and conducted in all respects as nearly as possible in the same way as an Extraordinary General Meeting of the Company provided that no member, not being a Director, shall be entitled to notice thereof or to attend thereat, unless he be a holder of shares of the class intended to be affected by the Resolution, and that no vote shall be given except in respect of a share of that class, and that the quorum at any such meeting shall (subject to the provisions as to an adjourned meeting hereinafter contained) by persons holding or representing by proxy one-tenth of the issued shares of that class (as regards the First Preference Shares and the Second Preference Shares) and one-third of the issued shares of that class (as regards all other classes of share), and that at any such meeting a poll may be demanded in writing by not less than five members present in person or by proxy and entitled to vote.

ALTERATION OF SHARE CAPITAL

6. The Company may from time to time by Ordinary Resolution increase its capital by such sum to be divided into shares of such amounts as the Resolution shall prescribe. All new shares shall be subject to the provisions of the Statutes and of these presents with reference to allotment, payment of calls, lien, transfer, transmission, forfeiture and otherwise.

7.   (A)  The Company may by Ordinary Resolution:-

          (i) consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

          (ii) cancel any shares which, at the date of the passing of the Resolution, have not been taken, or agreed to be taken, by any person and diminish the amount of its capital by the amount of the shares so cancelled;

          (iii)sub-divide its shares, or any of them, into shares of smaller amount than is fixed by the Memorandum of Association (subject, nevertheless, to the provisions of the Statutes), and so that the Resolution whereby any share is sub-divided may determine that, as between the holders of the shares resulting from such sub-division, one or more of the shares may, as compared with the others, have any such preferred, deferred or other special rights, or be subject to any such restrictions, as the Company has power to attach to unissued or new shares.

     (B) Whenever as a result of a consolidation and division or sub-division of shares any difficulty arises, the Directors may settle the matter in any manner they deem fit, and, in particular, may sell shares representing fractions to which any members would become entitled to any person (including, subject to the provisions of the Statutes, the Company) and distribute the net proceeds of sale in due proportion among those members, and the Directors may authorise some person to execute an instrument of transfer of the shares to, or in accordance with the directions of, the purchaser. The transferee shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity in or invalidity of the proceedings relating to the sale.

8. Subject to the provisions of the Statutes the Company may purchase any of its own shares (including any redeemable shares).

9. The Company may reduce its share capital or any capital redemption reserve, share premium account or other undistributable reserve in any manner and with and subject to any incident authorised and consent required by law.

SHARES

10. Without prejudice to any special rights previously conferred on the holders of any shares or class of shares for the time being issued, any share in the Company may be issued with such preferred, deferred or other special rights, or subject to such restrictions, whether as regards dividend, return of capital, voting or otherwise, as the Company may from time to time by Ordinary Resolution determine (or, in the absence of any such determination, as the Directors may determine) and subject to the provisions of the Statutes the Company may issue any shares which are, or at the option of the Company or the holder are liable, to be redeemed.

11. (A) Subject to the provisions of the Statutes relating to authority, pre-emption rights and otherwise and of any Resolution of the Company in General Meeting passed pursuant thereto, all unissued shares shall be at the disposal of the Directors and they may allot (with or without conferring a right of renunciation), grant options over or otherwise dispose of them to such persons, at such times and on such terms as they think proper.

     (B) (i) Pursuant to and in accordance with Section 80 of the Act the Directors shall be generally and unconditionally authorised to exercise for each prescribed period all the powers of the Company to allot relevant securities up to an aggregate nominal amount equal to the Section 80 Amount; and

          (ii) pursuant to and within the terms of the said authority the Directors shall be empowered during each prescribed period to allot equity securities wholly for cash (a) in connection with a rights issue; and (b) otherwise than in connection with a rights issue up to an aggregate nominal amount equal to the Section 89 Amount; and

          (iii)during each prescribed period the Company and its Directors by such authority and power may make offers or agreements which would or might require equity securities or other relevant securities to be allotted after the expiry of such period; and

          (iv) for the purposes of this Article 11(B):-

               (a) "rights issue" means an offer of equity securities open for acceptance for a period fixed by the Directors to holders of equity securities on the register on a fixed record date in proportion to their respective holdings of such securities or in accordance with the rights attached thereto but subject to such exclusions or other arrangements as the Directors may deem necessary or expedient in relation to fractional entitlements or legal or practical problems under the laws of, or the requirements of any recognised regulatory body or any stock exchange in, any territory or as regards shares held by an Approved Depositary;

               (b) "prescribed period" means any period (not exceeding 5 years on any occasion) for which the authority conferred in the case of sub-paragraph (i) is renewed by Ordinary or Special Resolution stating the Section 80 Amount, and the power conferred in the case of sub-paragraph (ii) is renewed by Special Resolution stating the Section 89 Amount;

               (c) "the Section 80 Amount" shall for any prescribed period be that stated in the relevant Ordinary or Special Resolution;

               (d) "the Section 89 Amount" shall for any prescribed period be that stated in the relevant Special Resolution;

               (e) the nominal amount of any securities shall be taken to be, in the case of rights to subscribe for or to convert any securities into shares of the Company, the nominal amount of such shares which may be allotted pursuant to such rights; and

               (f) words and expressions defined in or for the purposes of Part IV of the Act shall bear the same meanings herein.

      (C) (i) The Directors may with the prior sanction of an Ordinary Resolution of the Company implement and maintain in accordance with the terms and conditions of such Resolution but otherwise as the Directors may determine from time to time a share dividend or distribution reinvestment plan or plans for the benefit of the holders of Ordinary Shares of the Company whereby such holders may be given one or more of the following options namely:

               (a) instead of taking the net cash amount due to them in respect of any dividend (or any part thereof) declared or payable on all or any Ordinary Shares held by them either to invest such cash in subscribing for unissued Ordinary Shares in the capital of the Company payable in full or by instalments or in paying up in full or by instalments any unpaid or partly paid Ordinary Shares held by them on the terms of any such plan; or

               (b) instead of taking the net cash amount due to them in respect of any dividend (or any part thereof) declared or payable on all or any Ordinary Shares held by them to elect to receive new Ordinary Shares in the capital of the Company credited as fully paid on the terms and conditions of any such plan; or

               (c) to forego their entitlement to any dividend (or any part thereof) declared or payable on all or any Ordinary Shares held by them and to take instead fully paid bonus Ordinary Shares on the terms and conditions of any such plan; or

               (d) any other option in respect of the whole or any part of any dividend on all or any Ordinary Shares held by them as the Directors shall determine.

               Wherein the case of any plan such as those contemplated in paragraphs (b) and (c) above, holders of Ordinary Shares are not entitled to payment of a cash dividend (otherwise than in respect of fractional entitlements), the plan may provide for them to receive allotments of Ordinary Shares credited as fully paid having a value of more than the net cash amount which would otherwise be due to them in respect of the relevant dividend but not exceeding a value equivalent to the sum of the net cash amount of the dividend together with the associated tax credit (as defined in sub-paragraph (viii) below).

          (ii) The Directors may in their discretion suspend or terminate or modify in any manner not inconsistent with these presents or the sanctioning Resolution any such plan which is in operation.

          (iii)For the purposes of any such plan the Directors may capitalise out of such of the sums standing to the credit of any of the Company's reserve accounts (including any share premium account, capital redemption reserve or any other undistributable reserve) or any of the profits available for distribution under the provisions of the Statutes and which could otherwise have been applied in paying dividends in cash as the Directors may determine, a sum equal to the aggregate nominal amount of any Ordinary Shares to be allotted under any such plan and shall apply the same in paying up in full the appropriate number of unissued Ordinary Shares for allotment and distribution credited as fully paid up to and amongst the holders of Ordinary Shares entitled to the same. The Directors may do all acts and things considered necessary or expedient to give effect to any such capitalisation and may authorise any person on behalf of all the holders of Ordinary Shares entitled to the same to enter into an agreement with the Company providing for any such capitalisation and matters incidental thereto and any agreement made under such authority shall be effective and binding on all concerned.

          (iv) No fraction of any share shall be allotted. The Directors may make such provisions as they think fit for any fractional entitlements including provisions whereby, in whole or in part, the benefit thereof accrues to the Company and/or under which fractional entitlements are accrued and/or retained and in each case accumulated on behalf of any shareholder and such accruals or retentions are applied to the allotment (by reference to the aggregate net cash amount thereof or value equivalent to the sum of the aggregate net cash amount thereof together with the associated tax credit which it would have attracted if paid as a dividend) by way of bonus to or cash subscription on behalf of such shareholder of fully paid Ordinary Shares.

          (v) The Directors shall notify the holders of Ordinary Shares of the terms and conditions of any such plan and shall make available or provide to them forms of election so that they may exercise the rights granted.

          (vi) The power conferred under this Article and by any authority given by the Shareholders shall not be exercised unless the Company shall then have:-

               (a) sufficient unissued shares in the capital of the Company capable of being issued as Ordinary Shares; and

               (b) if any shares are to be allotted other than for cash, sufficient profits available for distribution or reserves standing to the credit of an appropriate account to give effect to the terms of any such plan.

          (vii)The Directors may in their discretion on any occasion determine that any such plan shall not be made available to Ordinary Shareholders resident within or beyond specified territories or jurisdictions or in respect of Ordinary Shares held by an
               Approved Depositary or in respect of Ordinary Shares the dividends on which are payable or liable to be payable in a currency other than US dollars or sterling pursuant to provision made under these presents.

         (viii)"Associated tax credit" means for the purposes of this Article and any plan the tax credit which would be available to the recipient of a dividend under Section 231 of the Income and Taxes Act 1988 on the assumption that such recipient is an individual resident in the UK for UK taxation purposes.

12. The Company may exercise the powers of paying commissions conferred by the Statutes to the full extent thereby permitted. The Company may also on any issue of shares pay such brokerage as may be lawful.

13. The Directors may at any time after the allotment of any share but before any person has been entered in the Register of Members as the holder recognise a renunciation thereof by the allottee in favour of some other person and may accord to any allottee of a share a right to effect such renunciation upon and subject to such terms and conditions as the Directors may think fit to impose.

14. Except as required by law, no person shall be recognised by the Company as holding any share upon any trust, and the Company shall not be bound by or compelled in any way to recognise any equitable, contingent, future or partial interest in any share, or any interest in any fractional part of a share, or (except only as by these presents or by law otherwise provided) any other right in respect of any share except an absolute right to the entirety thereof in the registered holder.


SHARE CERTIFICATES

15. Every share certificate shall be executed by the Company in such manner as the Directors may decide, which may include the use of the Seal or the Securities Seal (or, in the case of shares on a branch register, an official seal for use in the relevant territory). No certificate shall be issued representing shares of more than one class. No certificate shall normally be issued in respect of shares held by a Stock Exchange Nominee.

16. In the case of a share held jointly by several persons the Company shall not be bound to issue more than one certificate therefor and delivery of a certificate to one of the joint holders shall be sufficient delivery to all.

17. Any person (subject as aforesaid) whose name is entered in the Register of Members in respect of any shares of any one class upon the issue or transfer thereof shall (subject, in the case of issue, to the terms of the issue of any such shares) be entitled without payment to a certificate therefor (in the case of issue) within one month (or such longer period as the terms of issue shall provide) after allotment or (in the case of a transfer of fully paid shares) within fourteen days after lodgment of a transfer or (in the case of a transfer of partly paid shares) within two months after lodgment of a transfer.

18. Where some only of the shares comprised in a share certificate are transferred the old certificate shall be cancelled and a new certificate for the balance of such shares issued in lieu without charge.

19. (A) Any two or more certificates representing shares of any one class held by any member may at his request be cancelled and a single new certificate for such shares issued in lieu without charge.

     (B) If any member shall surrender for cancellation a share certificate representing shares held by him and request the Company to issue in lieu share certificates representing such shares in such proportions as he may specify, the Directors may, if they think fit, comply with such request.

     (C) If a share certificate shall be damaged or defaced or alleged to have been lost, stolen or destroyed, a new certificate representing the same shares may be issued to the holder upon request subject to delivery up of the old certificate or (if alleged to have been lost, stolen or destroyed) compliance with such conditions as to evidence and indemnity and the payment of out-of-pocket expenses of the Company in connection with the request as the Directors may think fit.

     (D) In the case of shares held jointly by several persons any such request may be made by any one of the joint holders.


CALLS ON SHARES

20. The Directors may from time to time make calls upon the members in respect of any moneys unpaid on their shares (whether on account of the nominal value of the shares, or when permitted, by way of premium) but subject always to the terms of issue of such shares. A call shall be deemed to have been made at the time when the Resolution of the Directors authorising the call was passed and may be made payable by instalments.

21. Each member shall (subject to receiving at least fourteen days' notice specifying the time or times and place of payment) pay to the Company at the time or times and place so specified the amount called on his shares. The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof. A call may be revoked or postponed as the Directors may determine.

22. If a sum called in respect of a share is not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest on the sum from the day appointed for payment thereof to the time of actual payment at such rate (not exceeding 15 per cent. per annum) as the Directors may determine but the Directors shall be at liberty in any case or cases to waive payment of such interest wholly or in part.

23. Any sum (whether on account of the nominal value of the share or by way of premium) which by the terms of issue of a share becomes payable upon allotment or at any fixed date shall for all the purposes of these presents be deemed to be a call duly made and payable on the date on which by the term of issue the same becomes payable. In case of non-payment all the relevant provisions of these presents as to payment of interest and expenses, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

24. The Directors may on the issue of shares differentiate between the holders as to the amount of calls to be paid and the times of payment.

25. (A) The Directors may if they think fit receive from any member willing to advance the same all or any part of the moneys (whether on account of the nominal value of the shares or by way of premium) uncalled and unpaid upon the shares held by him and such payment in advance of calls shall extinguish pro tanto the liability upon the shares in respect of which it is made and upon the money so received (until and to the extent that the same would but for such advance become payable) the Company may pay interest at such rate (not exceeding 12 per cent. per annum) as the member paying such sum and the Directors may agree.

     (B) Whenever any law for the time being of any country, state or place imposes or purports to impose any immediate or future or possible liability upon the Company to make any payment or empowers any government or taxing authority or government official to require the Company to make any payment in respect of any shares registered in any of the Company's registers as held either jointly or solely by any member or in respect of any dividends, bonuses or other moneys due or payable or accruing due or which may become due or payable to such member by the Company on or in respect of any shares registered as aforesaid or for or on account or in respect of any member and whether in consequence of:-

          (i)  the death of such member;

          (ii) the non-payment of any income tax or other tax by such member;

          (iii)the non-payment of any estate, probate, succession, death, stamp, or other duty by the executor or administrator of such member or by or out of his estate; or

          (iv) any other act or thing;

          the Company in every such case:-

          (a) shall be fully indemnified by such member or his executor or administrator from all liability; and

          (b) may recover as a debt due from such member or his executor or administrator wherever constituted or residing any monies paid by the Company under or in consequence of any such law together with interest thereon at the rate of 15 per cent. per annum thereon from date of payment to date of repayment.

     Nothing herein contained shall prejudice or affect any right or remedy which any law may confer or purport to confer on the Company and as between the Company and every such member as aforesaid, his executor, administrator, and estate wheresoever constituted or situate, any right or remedy which such law shall confer or purport to confer on the Company shall be enforceable by the Company.

FORFEITURE AND LIEN

26. If a member fails to pay in full any call or instalment of a call on the due date for payment thereof, the Directors may at any time thereafter serve a notice on him requiring payment of so much of the call or instalment as is unpaid together with any interest which may have accrued thereon and any expenses incurred by the Company by reason of such non-payment.

27. The notice shall name a further day (not being less than seven days from the date of service of the notice) on or before which and the place where the payment required by the notice is to be made, and shall state that in the event of non-payment in accordance therewith the shares on which the call has been made will be liable to be forfeited.

28. If the requirements of any such notice as aforesaid are not complied with, any share in respect of which such notice has been given may at any time thereafter, before payment of all calls and interest and expenses due in respect thereof has been made, be forfeited by a Resolution of the Directors to that effect. Such forfeiture shall include all dividends declared in respect of the forfeited share and not actually paid before forfeiture. The Directors may accept a surrender of any share liable to be forfeited hereunder.

29. A share so forfeited or surrendered shall become the property of the Company and may be sold, re-allotted or otherwise disposed of either to the person who was before such forfeiture or surrender the holder thereof or entitled thereto or to any other person upon such terms and in such manner as the Directors shall think fit and at any time before a sale, re-allotment or disposition the forfeiture or surrender may be cancelled on such terms as the Directors think fit. The Directors may, if necessary, authorise some person to transfer a forfeited or surrendered share to any such other person as aforesaid.

30. A member whose shares have been forfeited or surrendered shall cease to be a member in respect of the shares but shall notwithstanding the forfeiture or surrender remain liable to pay to the Company all moneys which at the date of forfeiture or surrender were presently payable by him to the Company in respect of the shares with interest thereon at 15 per cent. per annum (or such lower rate as the Directors may determine) from the date of forfeiture or surrender until payment and the Directors may at their absolute discretion enforce payment without any allowance for the value of the shares at the time of forfeiture or surrender or waive payment in whole or in part.

31. The Company shall have a first and paramount lien on every share (not being a fully paid share) for all moneys (whether presently payable or not) called or payable at a fixed time in respect of such share and the Company shall also have a first and paramount lien on every share (not being a fully paid share) standing registered in the name of a single member for all the debts and liabilities of such member or his estate to the Company whether the same shall have been incurred before or after notice to the Company of any equitable or other interest of any person other than such member and whether the period for the payment or discharge of the same shall have actually arrived or not and notwithstanding that the same are joint debts or liabilities of such member or his estate and any other person, whether a member of the Company or not. The Directors may waive any lien which has arisen and may resolve that any share shall for some limited period be exempt wholly or partially from the provisions of this Article.

32. The Company may sell in such manner as the Directors think fit any share on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable nor until the expiration of 14 days after a notice in writing stating and demanding payment of the sum presently payable and giving notice of intention to sell in default shall have been given to the holder for the time being of the share or the person entitled thereto by reason of the holder's death or bankruptcy.

33. The net proceeds of such sale after payment of the costs of such sale shall be applied in or towards payment or satisfaction of the debts or liabilities in respect whereof the lien exists so far as the same are then payable and any residue shall (subject to a like lien for debts or liabilities not presently payable as existed upon the shares prior to the sale) be paid to the person entitled to the shares at the time of the sale. For the purpose of giving effect to any such sale the Directors may authorise some person to transfer the shares sold to the purchaser.

34. A statutory declaration in writing that the declarant is a Director or the Secretary of the Company and that a share has been duly forfeited or surrendered or sold to satisfy a lien of the Company on a date stated in the declaration shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share. Such declaration and the receipt of the Company for the consideration (if any) given for the share on the sale, re-allotment or disposal thereof together with the share certificate delivered to a purchaser or allottee thereof shall (subject to the execution of a transfer if the same be required) constitute a good title to the share and the person to whom the share is sold, re-allotted or disposed of shall be registered as the holder of the share and shall not be bound to see to the application of the purchase money (if any) nor shall his title to the share be affected by any irregularity or invalidity in the proceedings relating to the forfeiture, surrender, sale, re-allotment or disposal of the share.

TRANSFER OF SHARES

35. All transfers of shares, other than shares represented by share warrants to bearer, may be effected by transfer in writing in any usual or common form or in any other form acceptable to the Directors and may be under hand only. The instrument of transfer shall be signed by or on behalf of the transferor and (except in the case of fully paid shares) by or on behalf of the transferee. The transferor shall remain the holder of the shares concerned until the name of the transferee is entered in the Register of Members in respect thereof.

36. The registration of transfers may be suspended at such times and for such periods as the Directors may from time to time determine and either generally or in respect of any class of shares. The Register of Members shall not be closed for more than 30 days in any year.

37. (A) The Directors may, in their absolute discretion and without giving any reason, refuse to register the transfer of a share which is not fully paid and shall (for so long as there is in issue any Designated Share) decline to register the transfer of any Ordinary Share unless there is produced to the Directors such evidence as they may in their discretion require to ensure that on the same occasion there is being transferred to the same person one Designated Share for every Ordinary Share included in such transfer. For so long as there is in issue any Designated Share, every transfer of one or more Ordinary Shares shall, except so far as otherwise stated on the instrument of transfer, constitute a transfer of the same number of Designated Shares provided that, where any such shares are admitted to the Official List of the London Stock Exchange, such discretion may not be exercised in such a way as to prevent dealings in the shares of that class from taking place on an open and proper basis. The Directors may also refuse to register a transfer of shares (whether fully paid or not) in favour of more than four persons jointly.

     (B) If the Directors refuse to register a transfer they shall within two months after the date on which the transfer was lodged with the Company, or ten days after the Directors have determined to refuse such transfer, whichever is the earlier, send to the transferee notice of the refusal.

38. The Directors may decline to recognise any instrument of transfer unless the instrument of transfer is in respect of only one class of share and is lodged at the Transfer Office accompanied by the relevant share certificate(s) and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer (and, if the instrument of transfer is executed by some other person on his behalf, the authority of that person so to do). In the case of a transfer by a Stock Exchange Nominee the lodgment of share certificates will only be necessary if and to the extent that certificates have been issued in respect of the shares in question.

39. All instruments of transfer which are registered may be retained by the Company.

40. No fee will be charged by the Company in respect of the registration of any instrument of transfer or probate or letters of administration or certificate of marriage or death or stop notice or power of attorney relating to or affecting the title to any shares.

41. The Company shall be entitled to destroy all instruments of transfer which have been registered at any time after the expiration of six years from the date of registration thereof and all dividend mandates and notifications of change of address (including addresses for the purposes of electronic communication) at any time after the expiration of two years from the date of recording thereof and all share certificates which have been cancelled at any time after the expiration of one year from the date of the cancellation thereof and it shall conclusively be presumed in favour of the Company that every entry in the register purporting to have been made on the basis of an instrument of transfer or other document so destroyed was duly and properly made and every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered and every share certificate so destroyed was a valid and effective certificate duly and properly cancelled and every other document hereinbefore mentioned so destroyed was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company, provided always that:-

     (i) the provisions aforesaid shall apply only to the destruction of a document in good faith and without notice of any claim (regardless of the parties thereto) to which the document might be relevant;

     (ii) nothing herein contained shall be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than as aforesaid or in any other circumstances which would not attach to the Company in the absence of this Article;

     (iii)references   herein  to  the  destruction  of  any  document   include
          references to the disposal thereof in any manner.

TRANSMISSION OF SHARES

42. In the case of the death of a shareholder, the survivors or survivor where the deceased was a joint holder, and the executors or administrators of the deceased where he was a sole or only surviving holder, shall be the only persons recognised by the Company as having any title to his interest in the shares, but nothing in this Article shall release the estate of a deceased holder (whether sole or joint) from any liability in respect of any share held by him.

43. Any person becoming entitled to a share in consequence of the death or bankruptcy of a member may (subject as hereinafter provided) upon supplying to the Company such evidence as the Directors may reasonably require to show his title to the share either be registered himself as holder of the share upon giving to the Company notice in writing of his desire to be registered as holder or transfer such share to some other person. All the limitations, restrictions and provisions of these presents relating to the right to transfer and the registration of transfers of shares shall be applicable to any such notice or transfer as aforesaid as if the death or bankruptcy of the member had not occurred and the notice or transfer were a transfer executed by such member.

44. Save as otherwise provided by or in accordance with these presents, a person becoming entitled to a share in consequence of the death or bankruptcy of a member (upon supplying to the Company such evidence as the Directors may reasonably require to show his title to the share) shall be entitled to the same dividends and other advantages as those to which he would be entitled if he were the registered holder of the share except that he shall not be entitled in respect thereof (except with the authority of the Directors) to exercise any right conferred by membership in relation to meetings of the Company until he shall have been registered as a member in respect of the share.

UNTRACED SHAREHOLDERS

45. (A) The Company shall be entitled to sell the shares of a member or the shares to which a person is entitled by virtue of transmission on death or bankruptcy if and provided that:-

          (i) during the period of 12 years prior to the date of the publication of the advertisements referred to in paragraph (ii) below (or, if published on different dates, the later thereof) at least three dividends have become payable on or in respect of the shares in question but all dividends or other moneys payable on or in respect of such shares during such period remain unclaimed; and

          (ii) the Company shall have inserted advertisements, both in a leading London newspaper and in a newspaper circulating in the area of the postal address at which service of notices upon such member or other person may be effected in accordance with these presents (or, if there be no such address the Office), giving notice of its intention to sell the said shares; and

          (iii)during the said period of 12 years and the period of three months following the publication of the said advertisements the Company shall have received indication neither of the whereabouts nor of the existence of such member or person; and

          (iv) notice shall have been given to the London Stock Exchange of its intention to make such sale.

     (B) To give effect to any such sale the Company may appoint some person to execute as transferor an instrument of transfer of the said shares and such instrument of transfer shall be as effective as if it had been executed by the registered holder of or person entitled by transmission to such shares and the title of the transferee shall not be affected by any irregularity or invalidity in the proceedings relating thereto. The net proceeds of sale shall belong to the Company which shall be obliged to account to the former member or other person previously entitled as aforesaid for an amount equal to such proceeds and shall enter the name of such former member or other person in the books of the Company as a creditor for such amount. No trust shall be created in respect of the debt, no interest shall be payable in respect of the same and the Company shall not be required to account for any money earned on the net proceeds, which may be employed in the business of the Company or invested in such investments (other than shares of the Company or its holding company if any) as the Directors may from time to time think fit.

GENERAL MEETINGS

46. An Annual General Meeting shall be held once in every year, at such time (within a period of not more than fifteen months after the holding of the last preceding Annual General Meeting) and place as may be determined by the Directors. All other General Meetings shall be called Extraordinary General Meetings. All General Meetings shall be held in England.

46A. (i) If on or before December 31 in any year any members shall in accordance with Section 376 of the Act require the Company in relation to the Annual General Meeting to be held in the next following year to give notice of a resolution which may properly be moved or to circulate a statement in acceptable form, the Company will circulate that resolution or statement with the Notice of the Annual General Meeting without cost to the requisitionists.

     (ii) If any requisition is made in accordance with Section 376 of the Act after December 31 in any year and prior to the Annual General Meeting to be held in the next following year the Company shall require that the requisitionists deposit or tender a sum sufficient to meet the Company's reasonable expenses in giving effect to it.

47. (A) The Directors may whenever they think fit, and shall on requisition in accordance with the Statutes proceed with proper expedition to convene an Extraordinary General Meeting.

     (B) The provisions of these presents relating to General Meetings shall apply, with necessary modifications, to any separate meeting of the holders of shares of a particular class which is convened otherwise than in connection with the variation or abrogation of the rights attached to shares of that class.

NOTICE OF GENERAL MEETINGS

48. (A) An Annual General Meeting and any Extraordinary General Meeting at which it is proposed to pass a Special Resolution or (save as provided by the Statutes) a Resolution of which special notice has been given to the Company, shall be called by twenty-one days' notice in writing (including, subject to the provisions of the Statutes, electronic communication) at the least and any other Extraordinary General Meeting by fourteen days' notice in writing (including, subject to the provisions of the Statutes, electronic communication) at the least. The period of notice shall in each case be exclusive of the day on which the notice is served or given or deemed to be served or given and of the day on which the meeting is to be held and the notice shall be given in a manner hereinafter mentioned to all members other than such as are not under the provisions of these presents entitled to receive such notices from the Company, provided that a General Meeting notwithstanding that it has been called by a shorter notice than that specified above shall be deemed to have been duly called if it is so agreed:-

          (i) in the case of an Annual General Meeting by all the members entitled to attend and vote thereat; and

          (ii) in the case of an Extraordinary General Meeting by a majority in number of the members having a right to attend and vote thereat, being a majority together holding not less than 95 per cent. in nominal value of the shares giving that right.

          The accidental omission to give notice to or the non-receipt of notice by any person entitled thereto shall not invalidate the proceedings at any General Meeting.

     (B) The Directors may, for the purpose of facilitating the organisation and administration of any General Meeting, from time to time make such arrangements whether involving the issue of tickets (on a basis intended to afford to all members and proxies otherwise entitled to attend such meeting an equal opportunity of being admitted to the meeting) or the imposition of some random means of selection or otherwise as they shall in their absolute discretion consider to be appropriate, and may from time to time vary any such arrangements or make new arrangements in place thereof. The entitlement of any member or proxy to attend a General Meeting shall be subject to such arrangements as may be for the time being in force and by the notice of meeting be stated to apply to that meeting. In the case of any General Meeting to which such arrangements apply the Directors shall, and in the case of any other General Meeting the Directors may, direct that the meeting shall be held at a place specified in the notice ("the Principal Place") at which the chairman of the meeting shall preside, and make provision for participation in the meeting at other places ("Subsidiary Locations") by members and proxies otherwise entitled to attend the General Meeting but excluded therefrom pursuant to this Article or who wish to attend at one of the Subsidiary Locations. Such provision shall be such as to ensure that all persons attending the meeting are able to participate in the business of the meeting and are able to see and hear anyone else attending the meeting while that person is addressing the meeting. Such provision may also include arrangements of the type described above regarding the level of attendance at, and admission to, a particular location, provided that any such arrangements shall operate (so far as possible) so that any members and proxies excluded from one location are not excluded from another.

     (C) For the purposes of all other provisions of these presents any meeting which has a Principal Place and one or more Subsidiary Locations shall be treated as being held and taking place at the Principal Place and as attended by members and duly appointed proxies who are present at the Principal Place or at one of the Subsidiary Locations. Under no circumstance will a failure (for any reason) of communication equipment, or any other failure in the arrangements for participation in the meeting at more than one place, affect the validity of such meeting at the Principal Place, or any business conducted thereat, or any action taken pursuant thereto.

     (D) As well as making provision for one or more Subsidiary Locations, the Directors may allow the proceedings of a meeting or any part of them to be viewed elsewhere, whether by a television link or by any other means, but any such viewing by any person shall not form part of, or in any way affect the business of, the meeting in question.

     (E) A person (a "Subsidiary Chairman") shall preside at each one of the Subsidiary Locations (if any). Each Subsidiary Chairman shall be appointed by the Directors, or by some person to whom they have delegated the task. Every Subsidiary Chairman shall have the powers vested in him by or under these presents.

49. (A) Every notice calling a General Meeting shall specify the place and the day and hour of the meeting (and where there are to be any Subsidiary Locations it shall specify the Principal Place and may specify one or more of the Subsidiary Locations), and there shall appear with reasonable prominence in every such notice a statement that a member entitled to attend and vote is entitled to appoint a proxy or proxies to attend, speak and vote instead of him and that a proxy need not be a member of the Company.

     (B) In the case of an Annual General Meeting, the notice shall also specify the meeting as such.

     (C) In the case of any General Meeting at which business other than routine business is to be transacted, the notice shall set out the text of all Substantive Resolutions to be considered by the meeting and shall state in the case of each resolution whether it is to be proposed as an Ordinary Resolution, as an Extraordinary Resolution or as a Special Resolution.

     (D) For the purposes of determining which persons are entitled to attend or vote at a meeting and how many votes such persons may cast, the Company may specify in the notice of the meeting a time, not more than 48 hours before the time fixed for the meeting, by which a person who holds shares in registered form must be entered on the Register in order to have the right to attend or vote at the meeting or to appoint a proxy to do so.

50. Routine business shall mean and include only business transacted at an Annual General Meeting of the following classes, that is to say:-

     (i)  declaring dividends;

     (ii) receiving and/or adopting the accounts, the reports of the Directors and Auditors and other documents required to be attached or annexed to the accounts;

     (iii)appointing or re-appointing Directors to fill vacancies arising at the meeting on retirement whether by rotation or otherwise;

     (iv) re-appointing the retiring Auditors (unless they were last appointed otherwise than by the Company in General Meeting);

     (v) fixing the remuneration of the Auditors or determining the manner in which such remuneration is to be fixed.

PROCEEDINGS AT GENERAL MEETINGS

51. Subject to Article 138, the Chairman of the Directors, failing whom the Deputy Chairman, shall preside as chairman at a General Meeting. If there be no such Chairman or Deputy Chairman, or if at any meeting neither be present within five minutes after the time appointed for holding the meeting and willing to act, the Directors present shall choose one of their number (or, if no Director be present or if all the Directors present decline to take the chair) the members present shall choose one of their number to be chairman of the meeting.

52. No business other than the appointment of a chairman shall be transacted at any General Meeting unless a quorum is present at the time when the meeting proceeds to business. Five members present in person or by proxy and entitled to vote shall be a quorum for all purposes.

53. If within five minutes from the time appointed for a General Meeting (or such longer interval as the chairman of the meeting may think fit to allow) a quorum is not present, the meeting, if convened on the requisition of members, shall be dissolved. In any other case it shall stand adjourned to such other day and such time and place as may have been specified for the purpose in the notice convening the meeting or (if not so specified) as the chairman of the meeting may determine and in the latter case not less than seven days' notice of the adjourned meeting shall be given in any manner in which notice of a meeting may lawfully be given for the time being. At the adjourned meeting any two members present in person or by proxy shall be a quorum.

54. The chairman of any General Meeting at which a quorum is present may with or without the consent of the meeting (and shall if so directed by the meeting) adjourn the meeting from time to time (or sine die) and from place to place, and if it appears to the chairman that it is likely to be impracticable to hold or continue the meeting because of the numbers of members and proxies wishing to attend the meeting who are not present he may adjourn the meeting to another time and place (or sine die) without the need for any such consent, but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place. Where a meeting is adjourned sine die, the time and place for the adjourned meeting shall be fixed by the Directors. When a meeting is adjourned for thirty days or more or sine die, not less than seven days' notice of the adjourned meeting shall be given in any manner in which notice of a meeting may lawfully be given for the time being.

55. Save as hereinbefore expressly provided, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

56. (A) Subject to paragraph (B) of this Article and subject to the Statutes, no Substantive Resolution may be considered or passed at a General Meeting unless the text of the resolution was set out in the notice by which the meeting was convened.

     (B) A Substantive Resolution may be amended (for example by correcting grammatical or clerical errors which can be corrected as a matter of construction of the resolution set out in the notice when read together with any circular which accompanied the notice, or by reducing the words to more formal language) provided that there is no departure from the substance of the resolution which was set out in the notice by which the meeting was convened.

57. At any General Meeting all Substantive Resolutions put to the vote of the meeting shall be decided on a poll and all Other Resolutions put to the vote of the meeting shall be decided on a show of hands unless a poll is (before or on the declaration of the result of the show of hands) demanded by:-

     (i)  the chairman of the meeting; or

     (ii) not less than five members present in person or by proxy and entitled to vote; or

     (iii)a member or members present in person or by proxy and representing not less than one-tenth of the total voting rights of all the members having the right to vote at the meeting; or

     (iv) a member or members present in person or by proxy and holding shares in the Company conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right.

     The chairman of the meeting shall use his absolute discretion to determine whether a resolution is an Other Resolution or a Substantive Resolution and his decision shall be final.

58. A demand for a poll may be withdrawn only with the approval of the meeting. A demand so withdrawn shall not be taken to have invalidated the result of a show of hands on an Other Resolution declared before the demand was made. Unless a poll is required or demanded a declaration by the chairman of the meeting that an Other Resolution has been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the minute book, shall be conclusive evidence of that fact without proof of the number or proportion of the votes recorded for or against such Resolution. If a poll is required or demanded, it shall be taken in such manner (including the use of ballot or voting papers or tickets) as the chairman of the meeting may direct, and the result of the poll shall be deemed to be the Resolution of the meeting at which the poll was demanded. The chairman of the meeting may (and if so directed by the meeting shall) appoint scrutineers and may adjourn the meeting to some place and time fixed by him for the purpose of declaring the result of the poll.

59. In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded shall be entitled to a casting vote.

60. A poll demanded on the choice of a chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken either immediately or at such subsequent time (not being more than thirty days from the date of the meeting) and place as the chairman may direct. No notice need be given of a poll not taken immediately. The demand for a poll shall not prevent the continuance of the meeting for the transaction of any business other than the question on which the poll has been demanded.

60A. The chairman shall take such action as he thinks fit to promote the orderly conduct of the business of any General Meeting as laid down in the notice of the meeting and to promote the conduct of such business with reasonable despatch and the chairman's decision, made in good faith, on matters of procedure or arising incidentally from the business of the meeting shall be final, as shall his determination, acting in good faith, as to whether any matter is of such a nature.

60B. Every Subsidiary Chairman shall keep good order at the location where he is presiding, and he shall have all powers necessary or desirable for that purpose. Every Subsidiary Chairman shall also carry out all requests made of him by or on behalf of the chairman of the meeting in which he is participating, and he shall have all powers necessary or desirable for that purpose.


VOTES OF MEMBERS

61. (A) Subject to Articles 49(D) and 63 and to any special rights or restrictions as to voting attached to any class of shares, on a show of hands every member who is present in person and every person present who has been duly appointed as a proxy shall have one vote and on a poll every member who is present in person or by proxy shall have two votes for every (pound)5 in nominal amount of the First Preference Shares and Second Preference Shares and one vote for every US$0.25 in nominal amount of all other shares of which he is the holder or in respect of which his appointment as proxy has been made.

     (B) In the case of joint holders of a share the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members in respect of the share.

62. Where in England or elsewhere a receiver or other person (by whatever name called) has been appointed by any court claiming jurisdiction in that behalf to exercise powers with respect to the property or affairs of any member on the ground (however formulated) of mental disorder, the Directors may in their absolute discretion, upon or subject to production of such evidence of the appointment as the Directors may require, permit such receiver or other person on behalf of such member to vote in person or by proxy at any General Meeting or to exercise any other right conferred by membership in relation to meetings of the Company.

63. No member shall, unless the Directors otherwise determine, be entitled in respect of shares held by him to vote at a General Meeting either personally or by proxy or to exercise any other right conferred by membership in relation to meetings of the Company if any call or other sum presently payable by him to the Company in respect of such shares remains unpaid.

64. No person other than the Company or some person acting on its behalf may raise an objection to the admissibility of any vote except at the meeting or adjourned meeting or subsequent poll at which that vote may be, or is, given or tendered. Any such objection shall be referred to the person presiding when the objection is raised. The person presiding, or some person appointed by him, shall rule on the objection, and such ruling shall be final and conclusive. If a vote is ruled in order it shall then be valid for all purposes unless previously or subsequently disallowed by the Company.

65. On a poll, votes may be given either personally or by proxy and a person entitled to more than one vote:-

     (i) may vote in respect of some of his shares in person and in respect of others of them by proxy; and

     (ii) need not use all his votes or cast all the votes he uses (either in person or by proxy) in the same way.

66.  A proxy need not be a member of the Company.

67. (A) A proxy shall only be appointed in one of the manners specified in this article (as supplemented by the following two articles), or in accordance with Articles 145, 147 and 150.

     (B) A proxy may be appointed by an instrument in writing in any usual or common form, or in any other form which the Directors may approve, and:-

          (i) in the case of an appointor who is a natural person shall be signed by the appointor or his agent lawfully authorised in writing; and

          (ii) in the case of an appointor that is a corporation shall be either given under its common seal or signed on its behalf by an agent lawfully authorised in writing or by a duly authorised officer of the corporation.

               The signature on such an instrument appointing a proxy need not be witnessed.

          Such an instrument appointing a proxy must be left at such place or one of such places (if any) as may be specified for the purpose in or by way of note to or in any document accompanying the notice convening the meeting (or, if no place is so specified, at the Transfer Office) not less than 48 hours (or such shorter time as the Directors may determine) before the time appointed for the commencement of the meeting or adjourned meeting (or in the case of a poll taken otherwise than at or on the same day as the meeting or adjourned meeting before the time appointed for the taking of the poll) at which it is to be used, and in default shall not be treated as valid.

          Where an instrument appointing a proxy is signed on behalf of the appointor by an agent lawfully authorised in writing, the authority under which the agent is appointed, or a duly certified copy thereof, must (failing previous registration with the Company) be lodged with the instrument of proxy in the manner directed above, failing which the instrument may be treated as invalid.

     (C) A proxy may be appointed by electronic communication to such address as may be notified by or on behalf of the Company for that purpose, or by any other lawful means from time to time authorised by the Directors. Any means of appointing a proxy which is authorised by or under this paragraph shall be subject to any terms, limitations, conditions or restrictions that the Directors may from time to time prescribe.

     (D) An appointment of a proxy by electronic communication where an address has been specified for the purpose of receiving appointments by electronic communication:-

          (i)  in the notice convening the meeting; or

          (ii) in any instrument of proxy sent out by the Company in relation to the meeting; or

          (iii)in any invitation contained in an electronic communication to appoint a proxy issued by the Company in relation to the meeting must be received at such address not later that 48 hours (or such shorter time as the Directors may determine) before the time appointed for the commencement of the meeting or adjourned meeting (or in the case of a poll taken otherwise than at or on the same day as the meeting or adjourned meeting before the time appointed for the taking of the poll) at which it is to be used, and in default shall not be treated as valid.

68. From time to time the Directors may (consistently with the Statutes and these presents) make such regulations and establish such procedures as they consider appropriate to receive and verify the appointment or revocation of a proxy. Any such regulations may be general, or specific to a particular meeting. Without limitation, any such regulations may include provisions that the Directors (or some person or persons appointed by them) may conclusively determine any matter or dispute relating:-

     (i)  to  the  appointment  or  revocation,   or  purported  appointment  or
          revocation, of a proxy; and/or

     (ii) to any instruction contained or allegedly contained in any such appointment,

     and any such regulations may also include rebuttable or conclusive presumptions of any fact concerning those matters. The Directors may from time to time modify or revoke any such regulations as they think fit, provided that no subsisting valid appointment or revocation of a proxy or any vote instruction shall thereby by rendered invalid.

69. (A) Unless the contrary is stated therein, the appointment of a proxy shall be valid for any adjournment of the meeting or meetings to which it relates, and for any poll arising from any such meeting or adjourned meeting.

     (B) The valid appointment of a proxy relating to more than one meeting (including any adjournment thereof), having once been so delivered for the purposes of any meeting, shall not have to be re-lodged or otherwise re-registered with the Company for the purposes of any subsequent meeting to which it relates.

     (C) A validly appointed proxy shall have the right to demand or join in demanding a poll and the right to speak at a meeting.

     (D) Notice of the revocation of the appointment of a proxy may be given in any lawful manner which complies with all (if any) regulations for the time being in force that the Directors have made to govern how a proxy is validly revoked. Nevertheless, a vote cast by proxy shall not be invalidated by the previous death or insanity of any appointor, or by the revocation of the appointment of the proxy or of the authority under which the appointment was made, unless notice (in writing or by electronic communication) of such death, insanity or revocation shall have been received by the Company at such place or one of such places (if any) as may be specified for the purpose in any notice convening the meeting or in any material accompanying the notice convening the meeting (or, if no place is so specified, at the Transfer Office) not less than 48 hours (or such shorter time as the Directors may determine) before the time appointed for the commencement of the meeting or adjourned meeting (or in the case of a poll taken otherwise than at or on the same day as the meeting or adjourned meeting before the time appointed for the taking of the poll) at which the vote is cast.

     (E) To the extent permitted by law, each of the Directors, the Secretary and each person employed or, directly or indirectly, retained or used by the Company in the process of receiving and validating the appointment and revocation of proxies shall not be liable to any persons other than the Company in respect of any acts or omissions (including negligence) occurring in the execution or purported execution of his tasks relating to such processes, provided that he shall have no such immunity in respect of any act done or omitted to be done in bad faith.

DISCLOSURE OF INTERESTS

70. (A) If any member, or any other person appearing to be interested in shares held by such member, has been duly served with a notice under
          Section 212 of the Act and is in default for the Prescribed Period in supplying to the Company the information thereby required, then the Directors may in their absolute discretion at any time thereafter by notice (a "Direction Notice") to such member direct that in respect of the shares in relation to which the default occurred (the "Default Shares") (which expression shall include any further shares which are issued in respect of such shares) the member shall not (for so long as the default continues) nor shall any transferee to whom any of such shares are transferred (other than pursuant to an approved transfer or pursuant to Article 70(C) below) be entitled to vote either personally or by proxy at a General Meeting of the Company or a meeting of the holders of any class of shares of the Company or to exercise any other right conferred by membership in relation to General Meetings of the Company or meetings of the holders of any class of shares of the Company.

     (B) The Company shall send to each other person appearing to be interested in the shares the subject of any Direction Notice a copy of the said Notice, but the failure or omission by the Company to do so shall not invalidate such Direction Notice.

     (C) Where the Default Shares represent at least 0.25 per cent. of the issued shares of that class then the Direction Notice may additionally direct:-

          (i) that any cash dividend or other money which would otherwise be payable in respect of each of the Default Shares shall (in whole or any part thereof) be retained by the Company without any liability to pay interest thereon when such dividend or other money is finally paid to the member; and/or

          (ii) that no transfer of any of the shares held by such member shall be registered unless:-

               (a) the member is not himself in default as regards supplying the information required and the transfer is of part only of the member's holding and when presented for registration is accompanied by a certificate by the member in a form satisfactory to the Directors to the effect that after due and careful enquiry the member is satisfied that no person in default as regards supplying such information is interested in any of the shares the subject of the transfer; or

               (b)  the transfer is an approved transfer.

     (D) Where any person appearing to be interested in the Default Shares has been duly served with a Direction Notice and the Default Shares which are the subject of such Direction Notice are held by an Approved Depositary, the provisions of this Article shall be treated as applying only to such Default Shares held by the Approved Depositary and not (insofar as such person's apparent interest is concerned) to any other shares held by the Approved Depositary.

     (E) Where the member on which a notice under Section 212 of the Act is served is an Approved Depositary acting in its capacity as such, the obligations of the Approved Depositary as a member of the Company shall be limited to disclosing to the Company such information relating to any person appearing to be interested in the shares held by it as has been recorded by it pursuant to the arrangements entered into by the Company or approved by the Directors pursuant to which it was appointed as an Approved Depositary.

     (F) Any Direction Notice shall have effect in accordance with its terms for so long as the default in respect of which the Direction Notice was issued continues and (unless the Directors otherwise determine) for a period of one week thereafter but shall cease to have effect in relation to any Default Shares which are transferred by such member by means of an approved transfer. The Directors may at any time give notice cancelling a Direction Notice.

     (G)  For the purpose of this Article:-

          (i) a person shall be treated as appearing to be interested in any shares if the member holding such shares has given to the Company a notification under the said Section 212 of the Act which either
               (a) names such person as being so interested or (b) fails to establish the identities of those interested in the shares and (after taking into account the said notification and any other relevant Section 212 notification) the Company knows or has reasonable cause to believe or suspects on reasonable grounds that the person in question is or may be interested in the shares;

          (ii) the Prescribed Period is 28 days from the date of service of the notice under the said Section 212 except that if the Default Shares represent at least 0.25 per cent. of the issued shares of that class, the Prescribed Period is 14 days from such date; and

          (iii)a transfer of shares is an approved transfer if but only if:-

               (a) it is a transfer of shares to an offer or by way or in pursuance of acceptance of a take-over offer for a company (as defined in Section 428 of the Act); or

               (b) the Directors are satisfied that the transfer is made pursuant to a sale of the whole of the beneficial ownership of the shares to a party unconnected with the member and withother persons appearing to be interested in such shares; or

               (c) the transfer results from a sale made through a recognised investment exchange as defined in the Financial Services Act 1986 or any other stock exchange outside the United Kingdom on which the Company's shares are normally traded.

     (H) Nothing contained in this Article shall limit the power of the Directors under Section 216 of the Act.

CORPORATIONS ACTING BY REPRESENTATIVES

71. Any corporation which is a member of the Company may authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of members of the Company. A person so authorised shall be entitled to exercise the same powers on behalf of the grantor of the authority as the grantor could exercise if it were an individual member of the Company, and a person so authorised shall, if present at any such meeting, for the purposes of these presents be deemed to be a member present in person at such meeting.

DIRECTORS

72. (A) Subject as hereinafter provided, the number of Directors shall not be less than three nor more than twenty two (or such lesser maximum as the Directors may from time to time resolve).

     (B) The Company may by Ordinary Resolution from time to time vary the minimum number and/or maximum number of Directors.

73. A Director shall not be required to hold any shares of the Company by way of qualification. A Director who is not a member of the Company shall nevertheless be entitled to attend and speak at General Meetings.

74. The remuneration payable to the Directors for their services in such capacity shall be determined from time to time by Ordinary Resolution of the Company. Such amount shall be divided among the Directors as they may agree unless the resolution provides otherwise. The amount of remuneration so determined will include remuneration for serving as Chairman or Deputy Chairman and serving on committees of Directors but will not include remuneration of Directors for performing an executive office of the Company.

75. The Directors may repay to any Director all such reasonable expenses as he may incur in attending and returning from meetings of the Directors or of any committee of the Directors or General Meetings or otherwise in or about the business of the Company.

76. The Directors shall have power to pay and agree to pay pensions or other retirement, superannuation, death or disability benefits to (or to any person in respect of) any Director or ex-Director and for the purpose of providing any such pensions or other benefits to contribute to any scheme or fund or to pay premiums.

77. A Director may be party to or in any way interested in any contract or arrangement or transaction to which the Company is a party or in which the Company is in any way interested and he may hold and be remunerated in respect of any office or place of profit (other than the office of Auditor of the Company or any subsidiary thereof) under the Company or any other company in which the Company is in any way interested and he (or any firm of which he is a member) may act in a professional capacity for the Company or any such other company and be remunerated therefor and in any such case as aforesaid (save as otherwise agreed) he may retain for his own absolute use and benefit all profits and advantages accruing to him thereunder or in consequence thereof.

78. (A) The Directors may from time to time appoint one or more of their body to be the holder of any executive office on such terms (including such terms as to remuneration by way of salary, commission or otherwise) and for such period as they may (subject to the provisions of the Statutes) determine and, without prejudice to the terms of any contract entered into in any particular case, may at any time revoke any such appointment.

     (B) The appointment of any Director to the office of Chairman or Deputy Chairman shall automatically determine if he ceases to be a Director but without prejudice to any claim for damages for breach of any contract of service between him and the Company.

     (C) The appointment of any Director to an executive office shall not automatically determine if he ceases from any cause to be a Director, unless the contract or resolution under which he holds office shall expressly state otherwise, in which event such determination shall be without prejudice to any claim for damages for breach of any contract of service between him and the Company.

79. The Directors may entrust to and confer upon any Director holding any executive office any of the powers exercisable by them as Directors upon such terms and conditions and with such restrictions as they think fit, and either collaterally with or to the exclusion of their own powers, and may from time to time revoke, withdraw, alter or vary all or any of such powers.

APPOINTMENT AND RETIREMENT OF DIRECTORS

80. Any provision of the Statutes which, subject to the provisions of these presents, would have the effect of rendering any person ineligible for appointment as a Director or liable to vacate office as a Director on account of his having reached any specified age or of requiring special notice or any other special formality in connection with the appointment of any Director over a specified age, shall apply to the Company.

81. The office of a Director shall be vacated in any of the following events, namely:-

     (i)  if he shall become prohibited by law from acting as a Director;

     (ii) if he shall resign in writing left at the Office or if he shall in writing offer to resign and the Directors shall resolve to accept such offer;

     (iii)if he shall have a receiving order made against him or shall compound with his creditors generally;

     (iv) if in England or elsewhere an order shall be made by any court claiming jurisdiction in that behalf on the ground (however formulated) of mental disorder for his detention or for the appointment of a guardian or for the appointment of a receiver or other person (by whatever name called) to exercise powers with respect to his property or affairs.

82. At each Annual General Meeting all those Directors who have held office for three years or more since they were elected or re-elected shall retire from office by rotation.

83.  A retiring Director shall be eligible for re-election.

84. The Company at the meeting at which a Director retires under any provision of these presents may by Ordinary Resolution fill the office being vacated by electing thereto the retiring Director or some other person eligible for appointment. In default the retiring Director shall be deemed to have been re-elected except in any of the following cases:-

     (i) where at such meeting it is expressly resolved not to fill such office or a Resolution for the re-election of such Director is put to the meeting and lost;

     (ii) where such Director has given notice in writing to the Company that he is unwilling to be re-elected;

     (iii)where  the  default  is  due  to  the  moving  of  a   Resolution   in
          contravention of the next following Article;

     (iv) where such Director has attained any retiring age applicable to him as Director.

     The retirement shall not have effect until the conclusion of the meeting except where a Resolution is passed to elect some other person in the place of the retiring Director or a Resolution for his re-election is put to the meeting and lost and accordingly a retiring Director who is re-elected or deemed to have been re-elected will continue in office without a break.

85. A Resolution for the appointment of two or more persons as Directors by a single Resolution shall not be moved at any General Meeting unless a Resolution that it shall be so moved has first been agreed to by the meeting without any vote being given against it; and any Resolution moved in contravention of this provision shall be void.

86. No person other than a Director retiring at the meeting shall, unless recommended by the Directors for election, be eligible for appointment as a Director at any General Meeting unless not less than seven nor more than forty-two days (inclusive of the date on which the notice is given) before the date appointed for the meeting there shall have been lodged at the Office notice in writing signed by some member (other than the person to be proposed) duly qualified to attend and vote at the meeting for which such notice is given of his intention to propose such person for election and also notice in writing signed by the person to be proposed of his willingness to be elected.

87. The Company may in accordance with and subject to the provisions of the Statutes by Ordinary Resolution of which special notice has been given remove any Director from office (notwithstanding any provision of these presents or of any agreement between the Company and such Director, but without prejudice to any claim he may have for damages for breach of any such agreement) and appoint another person in place of a Director so removed from office. In default of such appointment the vacancy arising upon the removal of a Director from office may be filled as a casual vacancy.

88. The Company may by Ordinary Resolution appoint any person to be a Director either to fill a casual vacancy or as an additional Director. Without prejudice thereto the Directors shall have power at any time so to do, but so that the total number of Directors shall not thereby exceed the maximum number (if any) fixed by or in accordance with these presents. Any person so appointed by the Directors shall hold office only until the next General Meeting and shall then be eligible for re-election.


MEETINGS AND PROCEEDINGS OF DIRECTORS

89. (A) Subject to the provisions of these presents the Directors may meet together for the despatch of business, adjourn and otherwise regulate their meetings as they think fit.

     (B) Subject always to Article 89(A), all or any of the Directors or any committee thereof may participate in a meeting of the Directors or that committee by means of a conference telephone or any communication equipment which allows all persons participating in the meeting to hear each other. Any person so participating shall be deemed to be present in person at the meeting and shall be entitled to vote or be counted in a quorum accordingly. Such a meeting shall be deemed to take place where the largest group of those participating is assembled, or, if there is no such group, where the chairman of the meeting is then present.

90. At any time any Director may, and the Secretary on the requisition of a Director shall, summon a meeting of the Directors. Any Director may waive notice of any meeting and any such waiver may be retroactive.

91. The quorum necessary for the transaction of the business of the Directors may be fixed from time to time by the Directors and unless so fixed at any other number shall be two. A meeting of the Directors at which a quorum is present shall be competent to exercise all powers and discretions for the time being exercisable by the Directors.

92. Questions arising at any meeting of the Directors shall be determined by a majority of votes. In case of an equality of votes the chairman of the meeting shall have a second or casting vote.

93. (A) Save as herein provided, a Director shall not vote in respect of any contract or arrangement or any other proposal whatsoever in which he has any material interest otherwise than by virtue of his interests in shares or debentures or other securities of or otherwise in or through the Company. A Director shall not be counted in the quorum at a meeting in relation to any resolution on which he is debarred from voting.

     (B) Subject to the provisions of the Statutes a Director shall (in the absence of some other material interest than is indicated below) be entitled to vote (and be counted in the quorum) in respect of any resolution concerning any of the following matters, namely:-

          (i) the giving of any security or indemnity to him in respect of money lent or obligations incurred by him at the request of or for the benefit of the Company or any of its subsidiaries;

          (ii) the giving of any security or indemnity to a third party in respect of a debt or obligation of the Company or any of its subsidiaries for which he himself has assumed responsibility in whole or in part under a guarantee or indemnity or by the giving of security;

          (iii)any proposal concerning an offer of shares or debentures or other securities of or by the Company or any of its subsidiaries for subscription or purchase in which offer he is or is to be interested as a participant in the underwriting or sub-underwriting thereof;

          (iv) any proposal concerning any other company in which he is interested, directly or indirectly and whether as an officer or shareholder or otherwise howsoever, provided that he (together with persons connected with him within the meaning of Section 346 of the Act) is not the holder of or beneficially interested in one per cent. or more of the issued shares of any class of such company (or of any third company through which his interest is derived) or of the voting rights available to members of the relevant company (any such interest being deemed for the purposes of this Article to be a material interest in all circumstances);

          (v) any proposal concerning the adoption, modification or operation of a superannuation fund or retirement benefits scheme or Employees' Share Scheme under which he may benefit and which has been approved by or is subject to and conditional upon approval by the Board of Inland Revenue for taxation purposes or by the Company in General Meeting.

          (vi) any proposal concerning the purchase and/or maintenance of any insurance policy under which he may benefit.

     (C) Where proposals are under consideration concerning the appointment (including fixing or varying the terms of appointment) of two or more Directors to offices or employments with the Company or any company in which the Company is interested, such proposals may be divided and considered in relation to each Director separately and in such case each of the Directors concerned (if not debarred from voting under paragraph (B) (iv) of this Article) shall be entitled to vote (and be counted in the quorum) in respect of each resolution except that concerning his own appointment.

     (D) If any question shall arise at any time as to the materiality of a Director's interest or as to the entitlement of any Director to vote and such question is not resolved by his voluntarily agreeing to abstain from voting, such question shall be referred to the chairman of the meeting and his ruling in relation to any other Director shall be final and conclusive except in a case where the nature or extent of the interests of such Director has not been fairly disclosed.

     (E) The Company may by Ordinary Resolution suspend or relax the provisions of this Article to any extent or ratify any transaction not duly authorised by reason of a contravention of this Article.

94. The continuing Directors may act notwithstanding any vacancies, but if and so long as the number of Directors is reduced below the minimum number fixed by or in accordance with these presents the continuing Directors or Director may act for the purpose of filling such vacancies or of summoning General Meetings, but not for any other purpose. If there be no Directors or Director able or willing to act, then any two members may summon a General Meeting for the purpose of appointing Directors.

95. (A) The Directors may elect from their number a Chairman and a Deputy Chairman (or two or more Deputy Chairmen) and determine the period for which each is to hold office. If no Chairman or Deputy Chairman shall have been appointed or if at any meeting of the Directors no Chairman or Deputy Chairman shall be present within five minutes after the time appointed for holding the meeting, the Directors present may choose one of their number to be chairman of the meeting.

     (B) If at any time there is more than one Deputy Chairman the right in the absence of the Chairman to preside at a meeting of the Directors or of the Company shall be determined as between the Deputy Chairmen present (if more than one) by seniority in length of appointment as Deputy Chairman or otherwise as resolved by the Directors.

96. A resolution in writing signed by all the Directors shall be effective as a resolution duly passed at a meeting of the Directors held in the United Kingdom and may consist of several documents in the like form, each signed by one or more Directors. The documents may be facsimile or electronic copies of the resolution, in which case the resolution shall be effective upon receipt by the Secretary of the final document.

97. The Directors may delegate any of their powers or discretions to committees consisting of one or more members of their body and (if thought fit) one or more other persons co-opted as hereinafter provided. Any committee so formed shall in the exercise of the powers so delegated conform to any regulations which may from time to time be imposed by the Directors. Any such regulations may provide for or authorise the co-option to the committee of persons other than Directors and for such co-opted members to have voting rights as members of the committee but so that (a) the number of co-opted members shall be less than one-half of the total number of members of the committee and (b) no resolution of the committee shall be effective unless a majority of the members of the committee present at the meeting are Directors.

98. The meetings and proceedings of any such committee consisting of two or more members shall be governed mutatis mutandis by the provisions of these presents regulating the meetings and proceedings of the Directors, so far as the same are not superseded by any regulations made by the Directors under the last preceding Article.

99. All acts done by any meeting of Directors, or of any such committee, or by any person acting as a Director or as a member of any such committee, shall as regards all persons dealing in good faith with the Company, notwithstanding that there was some defect in the appointment of any of the persons acting as aforesaid, or that any such persons were disqualified or had vacated office, or were not entitled to vote, be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director or member of the committee and had been entitled to vote.


BORROWING POWERS

100. (A) Subject as hereinafter provided and to the provisions of the Statutes the Directors may exercise all the powers of the Company to borrow money, and to mortgage or charge its undertaking, property and uncalled capital, and to issue debentures and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party.

     (B) The Directors shall restrict the borrowings of the Company and exercise all voting and other rights or powers of control exercisable by the Company in relation to its subsidiaries incorporated in the United Kingdom so as to secure that the aggregate amount for the time being remaining undischarged of all moneys borrowed by the Company and/or any of its subsidiaries incorporated in the United Kingdom (exclusive of moneys borrowed by the Company from and for the time being owing to any such subsidiary or by any such subsidiary from and for the time being owing to the Company or another such subsidiary) shall not, except with the consent of the Company in General Meeting, at any one time exceed:-

          (i) the amount paid up on the Share Capital of the Company for the time being issued, plus

          (ii) the aggregate of the sums for the time being standing to the credit of the Capital and Revenue Reserves (including Share Premium Account and Undistributed Profits but excluding amounts set aside for Taxation) of the Company and its subsidiaries incorporated in the United Kingdom as appearing in the latest audited accounts of those Companies.

     (C)  For the purposes of the said limits:-

          (i) the issue of debentures shall be deemed to constitute borrowing notwithstanding that the same may be issued in whole or in part for a consideration other than cash;

          (ii) moneys borrowed for the purpose of repaying or redeeming (with or without premium) in whole or in part any other borrowed moneys falling to be taken into account and intended to be applied for such purpose within six months after the borrowing thereof shall not during such period, except to the extent so applied, themselves be taken into account;

          (iii)any amounts borrowed from bankers or others for the purpose of financing any contract up to an amount not exceeding that part of the price receivable under such contract which is guaranteed or insured by the Export Credits Guarantee Department or other like institution carrying on a similar business shall be deemed not to be borrowed moneys;

          (iv) borrowed moneys expressed in or calculated by reference to a currency other than sterling shall be translated into sterling by reference to the rate of exchange used for the conversion of such currency in the latest audited balance sheet of the relevant company or, if the relevant currency was not thereby involved, by reference to the rate of exchange or approximate rate of exchange ruling on such date and determined on such basis as the Auditors may determine or approve.

     (D) No person dealing with the Company or any of its subsidiaries shall be concerned to see or enquire whether the said limit is observed and no debt incurred or security given in excess of such limit shall be invalid or ineffectual unless the lender or the recipient of the security had, at the time when the debt was incurred or security given, express notice that the said limit had been or would thereby be exceeded.

GENERAL POWERS OF DIRECTORS

101. (A) The business and affairs of the Company shall be managed by the Directors, who may exercise all such powers of the Company as are not by the Statutes or by these presents required to be exercised by the Company in General Meeting, subject nevertheless to any regulations of these presents, to the provisions of the Statutes and to such regulations, being not inconsistent with the aforesaid regulations or provisions, as may be prescribed by Special Resolution of the Company, but no regulation so made by the Company shall invalidate any prior act of the Directors which would have been valid if such regulation had not been made. The general powers given by this Article shall not be limited or restricted by any special authority or power given to the Directors by any other Article.

     (B) The Directors shall ensure that the head office of the Company remains in England at all times.

102. The Directors may establish any local boards or agencies for managing any of the affairs of the Company, either in the United Kingdom or elsewhere, and may appoint any persons to be members of such local boards, or any managers or agents, and may fix their remuneration, and may delegate to any local board, manager or agent any of the powers, authorities and discretions vested in the Directors, with power to sub-delegate, and may authorise the members of any local boards, or any of them, to fill any vacancies therein, and to act notwithstanding vacancies, and any such appointment or delegation may be made upon such terms and subject to such conditions as the Directors may think fit, and the directors may remove any person so appointed, and may annul or vary any such delegation, but no person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.

103. The Directors may from time to time and at any time by power of attorney or otherwise appoint any company, firm or person or any fluctuating body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these presents) and for such period and subject to such conditions as they may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Directors may think fit, and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him.

104. Subject to and to the extent permitted by the Statutes, the Company, or the Directors on behalf of the Company, may cause to be kept in any territory a branch register of members resident in such territory, and the Directors may make and vary such regulations as they may think fit respecting the keeping of any such register.

105. All cheques, promissory notes, drafts, bills of exchange, and other negotiable or transferable instruments, and all receipts for moneys paid to the Company, shall be signed, drawn, accepted, endorsed, or otherwise executed, as the case may be, in such manner as the Directors shall from time to time by Resolution determine.

SECRETARY

106. The Secretary shall be appointed by the Directors on such terms and for such period as they may think fit. Any Secretary so appointed may at any time be removed from office by the Directors, but without prejudice to any claim for damages for breach of any contract of service between him and the Company. If thought fit two or more persons may be appointed as Joint Secretaries. The Directors may also appoint from time to time on such terms as they may think fit one or more Deputy Secretaries, Assistant Secretaries and Deputy Assistant Secretaries. A signature or attestation or certification of or on any document by a Deputy, Assistant or Deputy Assistant Secretary in that capacity shall in favour of any person dealing with the Company on the faith thereof be as effective as if it were the signature or attestation or certification of or on such document by the Secretary.

AUTHENTICATION OF DOCUMENTS

107. Any Director or the Secretary or any person appointed by the Directors for the purpose shall have power to authenticate any documents affecting the constitution of the Company and any Resolutions passed by the Company or the Directors or any committee, and any books, records, documents and accounts relating to the business of the Company, and to certify copies thereof or extracts therefrom as true copies or extracts; and where any books, records, documents or accounts are elsewhere than at the Office the local manager or other officer of the Company having the custody thereof shall be deemed to be a person appointed by the Directors as aforesaid. A document purporting to be a copy of a Resolution, or an extract from the minutes of a meeting, of the Company or of the Directors or any committee which is certified as aforesaid shall be conclusive evidence in favour of all persons dealing with the Company upon the faith thereof that such Resolution has been duly passed or, as the case may be, that any minute so extracted is a true and accurate record of proceedings at a duly constituted meeting.

RESERVES

108. (A) After payment of the dividends upon any Preference Shares of the Company, and of a dividend of 4.2 per cent. upon the Ordinary Shares, there shall be set aside a Special Reserve Fund out of the balance of the profits of each year such sum as the Directors may determine, and no part of the moneys so set aside nor of the interest thereon shall without the sanction of an Extraordinary Resolution of the holders of the Preference Shares be applied otherwise than for the purpose of making up any deficit of cumulative dividend on the Preference Shares, or in the event of a reduction of capital or a winding up, for the purpose of repaying to the holders of the Preference Shares the amounts paid up on such shares together with the 10 per cent. referred to in sub-paragraphs (i) and (ii) of paragraph (A) of Article 3 but the same may be used by the Directors as part of the working capital of the Company. All moneys from time to time standing to the credit of the Special Reserve Fund may be invested in or upon such securities or investments as the Directors shall think fit, including the debentures of any company formed or promoted by this Company, or in which this Company shall hold shares.

     (B) The Directors may from time to time set aside out of the profits of the Company and carry to a general reserve such further sums as they think proper which, at the discretion of the Directors, shall be applicable for any purpose to which the profits of the Company may properly be applied and pending such application may either be employed in the business of the Company or be invested. The Directors may divide the general reserve into such special funds as they think fit and may consolidate into one fund any special funds or any parts of any special funds into which the general reserve may have been divided. The Directors may also without placing the same to reserve carry forward any profits.

     (C) In carrying sums to reserve and in applying the same the Directors shall comply with the provisions of the Statutes.


THE SEAL

109. The Company may exercise the powers conferred by the Statutes with regard to having an official seal for use abroad and such powers shall be vested in the Directors.

110. (A) The Directors shall provide for the safe custody of the Seal and any Securities Seal and neither shall be used without the authority of the Directors or of a committee authorised by the Directors in that behalf.

     (B) Every instrument to which the Seal shall be affixed shall be signed autographically by one Director and the Secretary or by two Directors save that as regards any certificates for shares or debentures or other securities of the Company the Directors may by resolution determine that such signatures or either of them shall be dispensed with or affixed by some method or system of mechanical signature.

     (C) The Securities Seal shall be used only for sealing securities issued by the Company and documents creating or evidencing securities so issued. Any such securities or documents sealed with the Securities Seal shall not require to be signed.

     (D) Where the Statutes so permit, any instrument signed by one Director and the Secretary or by two Directors and expressed to be executed by the Company shall have the same effect as if executed under the Seal, provided that no instrument shall be so signed which makes it clear on its face that it is intended by the person or persons making it to have effect as a deed without the authority of the Directors or of a committee authorised by the Directors in that behalf.

DIVIDENDS

111. (A) The Company may by Ordinary Resolution declare dividends but no such dividend shall exceed the amount recommended by the Directors.

     (B) In the period to December 31 2003, the Directors shall announce any dividends on Ordinary Shares in US dollars together with a sterling equivalent for any such dividend which shall be determined in accordance with Article 113(C) below.

     (C) Holders of Ordinary Shares shall be entitled to be paid dividends in sterling.

112. If and so far as in the opinion of the Directors the profits of the Company justify such payments, the Directors may declare and pay the fixed dividends on any class of shares carrying a fixed dividend expressed to be payable on fixed dates on the half-yearly or other dates prescribed for the payment thereof and may also from time to time pay interim dividends on shares of any class of such amounts and on such dates and in respect of such periods as they think fit.

113. (A) Unless and to the extent that the rights attached to any shares, the terms of issue thereof or these presents otherwise provide, all dividends shall (as regards any shares not fully paid throughout the period in respect of which the dividend is paid) be apportioned and paid pro rata according to the amounts paid on the shares during any portion or portions of the period in respect of which the dividend is paid. For the purposes of this Article no amount paid on a share in advance of calls shall be treated as paid on the share.

     (B) The Directors may at their discretion make provisions to enable an Approved Depositary and/or any other member to receive dividends duly payable in a currency or currencies other than sterling.

     (C) For the purposes of the calculation of the amount receivable in respect of any dividend, the rate of exchange to be used to determine the relevant currency equivalent of any sum payable as a dividend shall be such market rate (whether spot or forward) selected by the Directors as they shall consider appropriate ruling at the close of business in London on the date which is the business day last preceding (a) in the case of a dividend to be declared by the Company in general meeting, the date on which the Directors publicly announce their intention to recommend that specific dividend and (b) in the case of any other dividend, the date on which the Directors publicly announce their intention to pay that specific dividend. Provided that where the Directors consider the circumstances to be appropriate they shall determine such relevant currency equivalent of any sums payable as a dividend by reference to such market rate or rates or the mean of such market rates prevailing at such time or times or on such other date or dates, in each case falling before the time of the relevant announcement, as the Directors may in their discretion select.

114. No dividend shall be paid otherwise than out of profits available for distribution under the provisions of the Statutes.

115. Subject to the provisions of the Statutes, where any asset, business or property is bought by the Company as from a past date the profits and losses thereof as from such date may at the discretion of the Directors in whole or in part be carried to revenue account and treated for all purposes as profits or losses of the Company. Subject as aforesaid, if any shares or securities are purchased cum dividend or interest, such dividend or interest may at the discretion of the Directors be treated as revenue, and it shall not be obligatory to capitalise the same or any part thereof.

116. No dividend or other moneys payable on or in respect of a share shall bear interest as against the Company.

117. (A) The Directors may retain any dividend or other moneys payable on or in respect of a share on which the Company has a lien and may apply the same in or towards satisfaction of the debts, liabilities or engagements in respect of which the lien exists.

     (B) The Directors may retain the dividends payable upon shares in respect of which any person is under the provisions as to the transmission of shares hereinbefore contained entitled to become a member, or which any person is under those provisions entitled to transfer, until such person shall become a member in respect of such shares or shall transfer the same.

118. The waiver in whole or in part of any dividend on any share by any document (whether or not under seal) shall be effective only if such document is signed by the shareholder (or the person entitled to the share in consequence of the death or bankruptcy of the holder) and delivered to the Company and if or to the extent that the same is accepted as such or acted upon by the Company.

119. The payment by the Directors of any unclaimed dividend or other moneys payable on or in respect of a share into a separate account shall not constitute the Company a trustee in respect thereof and any dividend unclaimed after a period of twelve years from the date of declaration of such dividend shall be forfeited and shall revert to the Company.

120. The Company may upon the recommendation of the Directors by Ordinary Resolution direct payment of a dividend in whole or in part by the distribution of specific assets (and in particular of paid-up shares or debentures of any other company) and the Directors shall give effect to such Resolution. In addition the Directors may direct payment of any dividend in whole or in part by the distribution of Designated Shares. If at any time and from time to time there have been, or will be, allotted any shares which are Designated Shares, the Directors resolve to allot to any person any Ordinary Shares (whether or not pursuant to an existing obligation of the Company) the Directors may, if and so far as in the opinion of the Directors the profits of the Company justify such payments, either at the time of such allotment or at any time thereafter, resolve that there be paid to the registered holder of such Ordinary Shares as at the close of business (or at such other time as the Directors may determine) on such date as the Directors may specify a dividend to be paid by the distribution of Designated Shares in such amount and manner as will secure that such holder will receive one Designated Share for each Ordinary Share held by him. (If and so far as the foregoing provisions are inconsistent with those contained in Articles 112, 113, 121 or 123, the foregoing provisions shall prevail.) Where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may issue fractional certificates, may fix the value for distribution of such specific assets or any part thereof, may determine that cash payments shall be made to any members upon the footing of the value so fixed in order to adjust the rights of all parties and may vest any such specific assets in trustees as may seem expedient to the Directors. The Directors may in relation to any such distribution of
     Designated Shares authorise any person to enter on behalf of all the members interested into an agreement with the relevant Designated Subsidiary whereby such members agree to become members and to be bound, in respect of their holdings of Designated Shares from time to time, by the Memorandum and Articles of Association (as amended from time to time), of such Designated Subsidiary and each mandate or other instruction relating to the payment of dividends or making of distributions by the Company, and which is in force at the time of determining entitlement to any distribution of Designated Shares, shall, unless and until revoked, become a valid and binding mandate or other instruction to such Designated Subsidiary in respect of any dividend or other distribution paid or made by it, and any agreement made under the authority given to the Directors pursuant to this Article shall be effective and binding on all concerned.

121. (A) Any dividend or other moneys payable in cash (whether in sterling or foreign currency pursuant to provision made under these presents) on or in respect of a share may be paid by cheque or warrant sent through the post to the registered address (or in the case of an Approved Depositary, subject to the approval of the Directors, such persons and postal addresses as an Approved Depositary may direct) of the member or person entitled thereto (or, if two or more persons are registered as joint holders of the share or are entitled thereto in consequence of the death or bankruptcy of the holder, to any one of such persons) or to such person and such postal address as such member or person or persons may by writing direct. Every such cheque or warrant shall be made payable to, or to the order of, the person to whom it is sent or to such person as the holder or joint holders or person or persons entitled to the share in consequence of the death or bankruptcy of the holder may direct and payment of the cheque or warrant by the banker upon whom it is drawn shall be a good discharge to the Company. If any such cheque or warrant has or shall be alleged to have been lost, stolen or destroyed, the Directors may, on request of the person entitled thereto, issue a replacement cheque or warrant subject to compliance with such conditions as to evidence and indemnity and the payment of out of pocket expenses of the Company in connection with the request as the Directors may think fit. Every such cheque or warrant shall be sent at the risk of the person entitled to the money represented thereby. If on three consecutive occasions cheques or warrants in payment of dividends or other moneys payable on or in respect of any share have been sent through the post in accordance with the provisions of this Article but have been returned undelivered or left uncashed during the periods for which the same are valid, the Company need not thereafter despatch further cheques or warrants in payment of dividends or other moneys payable on or in respect of the share in question until the member or other person entitled thereto shall have communicated with the Company and supplied in writing to the Transfer Office a postal address for the purpose.

     (B) Where an Approved Depositary approved by the Directors for the purposes of this Article has elected or agreed pursuant to provision made under these presents to receive dividends in a foreign currency, the Directors may in their discretion approve the entering into of arrangements with such Approved Depositary to enable payment of the dividend to be made to such Approved Depositary in such foreign currency for value on the date on which the relevant dividend is paid, or such later date as the Directors may determine.

122. If two or more persons are registered as joint holders of any share, or are entitled jointly to a share in consequence of the death or bankruptcy of the holder, any one of them may give effectual receipts for any dividend or other moneys payable or property distributable on or in respect of the share.

RECORD DATE

123. Notwithstanding any other provision of these presents but subject always to the Statutes, the Company or the Directors may by resolution specify any date (the "record date") as the date at the close of business (or such other time as the Directors may determine) on which persons registered as the holders of shares or other securities shall be entitled to receipt of any dividend, distribution, interest, allotment, issue, notice, information, document or circular and such record date may be on or at any time before the date on which the same is paid or made or (in the case of any dividend, distribution, interest, allotment or issue) at any time after the same is recommended, resolved, declared or announced but without prejudice to the rights inter se in respect of the same of transferors and transferees of any such shares or other securities.

CAPITALISATION OF PROFITS AND RESERVES

124. The Directors may, with the sanction of an Ordinary Resolution of the Company, capitalise any sum standing to the credit of any of the Company's reserve accounts (including any share premium account, capital redemption reserve or other undistributable reserve) or any sum standing to the credit of profit and loss account by appropriating such sum to the members who would have been entitled to it if it were distributed by way of dividend on the Ordinary Shares and in the same proportions and applying such sum on their behalf in paying up in full unissued Ordinary Shares (or, subject to any special rights previously conferred on any shares or class of shares for the time being issued, unissued shares of any other class not being redeemable shares) for allotment and distribution credited as fully paid up to and amongst them as bonus shares in the proportions aforesaid. The Directors may do all acts and things considered necessary or expedient to give effect to any such capitalisation, with full power to the Directors to make such provisions as they think fit for any fractional entitlements which would arise on the basis aforesaid (including provisions as to the date or dates by reference to which the entitlement of such members is to be determined and provisions whereby fractional entitlements are disregarded or the benefit thereof accrues to the Company rather than to the members concerned). The Directors may authorise any person to enter on behalf of all the members interested into an agreement with the Company providing for any such capitalisation and matters incidental thereto and any agreement made under such authority shall be effective and binding on all concerned.

ACCOUNTS

125. Accounting records sufficient to show and explain the Company's transactions and otherwise complying with the Statutes shall be kept at the Office, or at such other place as the Directors think fit, and shall always be open to inspection by the officers of the Company. Subject as aforesaid no member of the Company or other person shall have any right of inspecting any account or book or document of the Company except as conferred by statute or ordered by a court of competent jurisdiction or authorised by the Directors.

126. A copy of every balance sheet and profit and loss account which is to be laid before a General Meeting of the Company (including every document required by law to be comprised therein or attached or annexed thereto) shall not less than twenty-one days before the date of the meeting be sent to every member of, and every holder of debentures of, the Company and to every other person who is entitled to receive notices of meetings from the Company under the provisions of the Statutes or of these presents. Provided that this Article shall not require a copy of these documents to be sent to more than one of joint holders or to any person for whom the Company does not have on record either a postal address or an address for electronic communication to which the copies can be sent, but any member or holder of debentures to whom a copy of these documents has not been sent shall be entitled to receive a copy free of charge on application at the Office and provided further that if the Statutes so permit the Company need not send copies of these documents to members who do not wish to receive them but may send them such summary financial statement or other documents as may be authorised by the Statutes. So long as and whenever any of the shares or debentures of the Company are for the time being listed or dealt in on the London Stock Exchange, there shall be forwarded to the appropriate officer of the London Stock Exchange such number of copies of such documents as may for the time being be required under its regulations or practice. Where permitted by the Statutes, any document or copy referred to in this Article may be sent by electronic communication.

AUDITORS

127. Subject to the provisions of the Statutes, all acts done by any person acting as an Auditor shall, as regards all persons dealing in good faith with the Company, be valid, notwithstanding that there was some defect in his appointment or that he was at the time of his appointment not qualified for appointment or subsequently become disqualified.

128. An Auditor shall be entitled to attend any General Meeting and to receive all notices of and other communications relating to any General Meeting which any member is entitled to receive and to be heard at any General Meeting on any part of the business of the meeting which concerns him as Auditor.

NOTICES

129. (A) Any notice or document (including a share certificate) may be served on or delivered to any member by the Company either personally or by sending it through the post in a prepaid cover (in such form as any Director or the Secretary may determine) addressed to such member at his registered address, or (if he has no registered address within the United Kingdom) to the postal address, if any, within the United Kingdom supplied by him to the Company as his address for the service of notices, or by delivering it to such address addressed as aforesaid. In the case of a member registered on a branch register any such notice or document may be posted either in the United Kingdom or in the territory in which such branch register is maintained.

     (B) Where a notice or other document is served or sent by post, service or delivery shall be deemed to be effected at the expiration of twenty-four hours (or, where second-class mail is employed, forty-eight hours) after the time when the cover containing the same is posted) and in proving such service or delivery it shall be sufficient to prove that such cover was properly addressed, stamped and posted.

     (C) The Company may also, subject to the provisions of the Statutes, give or send to any members any notice or other document (excluding a share certificate) by electronic communication where:-

          (i) the Company and that member have agreed to the use of electronic communication for sending copies of documents to the member and:-

               (a)  the documents are documents to which the agreement  applies;
                    and

               (b) copies of the documents are sent using electronic communication to such address (or to one of such addresses if more than one) as may for the time being be notified by the member to the Company for that purpose; or

          (ii) the Company and that member have agreed to that member having access to documents on a website (instead of the documents being sent to him) and:-

               (a)  the documents are documents to which the agreement  applies;
                    and

               (b) the member is notified in a manner for the time being agreed for the purpose between the member and the Company of:-

                    (1)  the publication of the documents on a website;

                    (2)  the address of that website;

                    (3) the place on that website where the documents may be accessed and how they may be accessed; and

                    (4) the period of time for which the documents will be available on the website, which must be for a period of not less than 21 days from the date of notification or, if later, until the conclusion of any General Meeting to which the documents relate; and

          (iii)the documents are published on that website throughout the period referred to in subparagraph (ii)(b)(4) above, provided that, if the documents are published on that website for a part but not all of such period, the documents will be treated as published throughout that period if the failure to publish those documents throughout that period is wholly attributable to circumstances which it would not be reasonable to have expected the Company to prevent or avoid.

     (D) Where a notice or other document is given or sent by electronic communication, it shall be deemed to have been given or sent at the expiration of two hours from the time it was sent to an address supplied by the member or of notification to the member of its publication on a website. Proof that a notice or other document given or sent by electronic communication was given or sent in accordance with current guidance issued by the Institute of Chartered Secretaries and Administrators shall be conclusive evidence that the notice or document was sent or given.

130. Any notice given to that one of the joint holders of a share whose name stands first in the Register of Members in respect of the share shall be sufficient notice to all the joint holders in their capacity as such. For such purpose a joint holder having no registered address in the United Kingdom and not having supplied a postal address within the United Kingdom for the service of notices shall be disregarded.

131. A person entitled to a share in consequence of the death or bankruptcy of a member upon supplying to the Company such evidence as the Directors may reasonably require to show his title to the share, and upon supplying also a postal address within the United Kingdom for the service and delivery of notices and documents, and, if he wishes, an address for the service and delivery of electronic communication, shall be entitled to have served upon or delivered to him at any address given by him any notice or document to which the member but for his death or bankruptcy would have been entitled, and any such service or delivery shall for all purposes be deemed a sufficient service or delivery of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in the share. Save as aforesaid any notice or document delivered or sent to a member in accordance with these presents shall, notwithstanding that such member be then dead or bankrupt or in liquidation, and whether or not the Company has notice of his death or bankruptcy or liquidation, be deemed to have been duly served or delivered in respect of any share registered in the name of such member as sole or first-named joint holder.

132. A member who (having no registered address within the United Kingdom) has not supplied to the Company a postal address within the United Kingdom for the service of notices, or an address for the service of notices by electronic communication, shall not be entitled to receive notices from the Company. If on three consecutive occasions a notice to a member has been returned undelivered, such member shall not thereafter be entitled to receive notices from the Company until he shall have communicated with the Company and supplied in writing to the Transfer Office a new registered address, or a postal address within the United Kingdom for the service of notices, or shall have informed the Company, in such manner as may be specified by the Company, of an address for the service of notices by electronic communication. For these purposes, a notice sent by post shall be treated as returned undelivered if the notice is sent back to the Company (or its agents), and a notice sent by electronic communication shall be treated as returned undelivered if the Company (or its agents) receive notification that the notice was not delivered to the address to which it was sent.

133. If at any time by reason of the suspension or curtailment of postal services within the United Kingdom the Company is unable effectively to convene a General Meeting, a General Meeting may be convened by a notice advertised on the same date in at least two leading daily newspapers with appropriate circulation and such notice shall be deemed to have been duly served on all members entitled thereto at noon on the day when the advertisement appears. In any such case the Company may still serve notices by electronic communication, subject always to the Statutes, and shall send confirmatory copies of the notice by post to members to whom it was not sent by electronic communication if at least seven days prior to the meeting the posting of notices to addresses throughout the United Kingdom again becomes practicable.

134. Nothing in any of the preceding five Articles shall affect any requirement of the Statutes that any particular offer, notice or other document be served in any particular manner.

WINDING UP

135. The Directors shall have power in the name and on behalf of the Company to present a petition to the Court for the Company to be wound up.

136. If the Company shall be wound up (whether the liquidation is voluntary, under supervision or by the Court) the Liquidator may, with the authority of an Extraordinary Resolution, divide among the members in specie or kind the whole or any part of the assets of the Company and whether or not the assets shall consist of property of one kind or shall consist of properties of different kinds, and may for such purpose set such value as he deems fair upon any one or more class or classes of property and may determine how such division shall be carried out as between the members or different classes of members. The Liquidator may, with the like authority, vest any part of the assets in trustees upon such trusts for the benefit of members as the Liquidator with the like authority shall think fit, and the liquidation of the Company may be closed and the Company dissolved, but so that no contributory shall be compelled to accept any shares or other property in respect of which there is a liability.

INDEMNITY

137. Subject to the provisions of and so far as may be consistent with the Statutes, every Director, Auditor, Secretary or other officer of the Company shall be entitled to be indemnified by the Company against all costs, charges, losses, expenses and liabilities incurred by him in the execution and/or discharge of his duties and/or the exercise of his powers and/or otherwise in relation to or in connection with his duties, powers or office.

CO-CHAIRMAN

138. (A) The Directors may appoint one of their number as Co-Chairman on such terms as they may determine and the provisions of Articles 51, 78 and 95 shall apply to any person so appointed and references herein to Chairman shall be construed to mean Co-Chairman, or any one of them.

     (B) For so long as there are Co-Chairmen, the Chairman to preside at a meeting of the Directors or of the Company shall be determined by agreement between them, or if no such agreement can be reached, by the Directors present.

SHARE WARRANTS

139. Subject to the Statutes and Articles 140 to 144, the Company with respect to any fully-paid shares may issue to such persons as the Directors may decide (the "Bearer") share warrants to bearer ("Share Warrants") under the Seal stating that the Bearer is entitled to the shares therein specified and may provide (by coupons or otherwise) for the payment or making of future dividends or other distributions, and the issue of shares pursuant to Article 124, on or in respect of the shares included in such Share Warrants.

140. A Share Warrant shall entitle the Bearer thereof to the shares specified in it, and the shares represented by it may be transferred by the delivery of the Share Warrant, and the provisions of these presents (other than this Article 140) with respect to the transfer and transmission of shares and untraced shareholders shall not apply thereto.

141. The Directors may accept a certificate (in such form as the Directors may approve) of the Approved Depositary (as defined in Article 144A) , or of any bank or agent of the Company, that such bank, agent or an Approved Depositary holds a specified Share Warrant on behalf of the person named in the certificate as sufficient evidence of the facts stated in such certificate including the number of shares specified in it, and may treat the deposit of such certificate at the Transfer Office as equivalent to the deposit there of the Share Warrant for the purposes of these presents other than in relation to Article 144.

142. The Share Warrants shall be subject to the following conditions:-

     (i) Except as otherwise provided in sub-paragraph (vii) of this Article, no Share Warrant shall be issued except upon a request in writing by the person for the time being named in the Register of Members as the holder of the shares in respect of which the Share Warrant is to be issued. The Directors shall not be under any obligation to accede to any such request.

     (ii) The request shall be in such form, and supported by such evidence as to the identity of the person making the same and of his right or title to the shares, as the Directors shall from time to time require, and shall be lodged at the Transfer Office.

     (iii)Before the issue of a Share Warrant the share certificates (if any) then outstanding in respect of the shares to be included in the Share Warrant shall be delivered up to the Company for cancellation.

     (iv) Save as otherwise agreed by the Company, any person applying to have a Share Warrant issued shall be responsible for, and shall indemnify the Company against, any stamp duties, stamp duty reserve tax, bearer instrument duty, taxes, charges, fees, interest and penalties payable (if any) in respect of the issue of the Share Warrant and shall pay to the Company at the time of such issue such amount in respect thereof as the Company may require.

     (v) Each Share Warrant shall represent such number of shares and be in such language and form as the Directors shall think fit.

     (vi) The Company shall be entitled to recognise an absolute right in the Bearer for the time being of any Share Warrant to such amount of dividend or other moneys payable on or in respect of the shares included in such Share Warrant, as shall have been declared or otherwise be payable, upon the presentation or delivery of such Share Warrant, and payment by or on behalf of the Company to an account or accounts specified by the person presenting such Share Warrant to the Transfer Office against such presentation or delivery shall be a good discharge to the Company accordingly.

     (vii)Save as otherwise agreed by the Company, subject to the payment to the Company of all (if any) stamp duties, stamp duty reserve tax, bearer instrument duty, taxes, charges, fees, interest and penalties which may thereby be involved and for which the Company may be required to account:-

          (a) if any Share Warrant is worn out, damaged or defaced, a replacement Share Warrant will be issued upon request and upon surrender of the old Share Warrant for cancellation;

          (b) if any Share Warrant is alleged to have been lost, stolen or destroyed, a replacement Share Warrant may, at the discretion of the Directors, be issued to the person claiming to be entitled thereto upon request and upon compliance with such conditions as to evidence and indemnity and the payment of out-of-pocket expenses of the Company in connection with the request as the Directors may think fit provided that no new Share Warrant may be issued to replace one that has been lost unless the Directors are satisfied beyond reasonable doubt that the original has been destroyed; and

          (c) a Bearer may surrender for cancellation any Share Warrant and request that the Company issue in lieu two or more Share Warrants which together represent the same shares in such proportion as he may specify and the Directors may, if they think fit, authorise the cancellation of the original Share Warrants and the issuance of such new Share Warrants.

     (viii)A Bearer may at any time deposit the Share Warrant together with a written declaration specifying his name and postal address at such place as the Directors may from time to time appoint (or, in default of such appointment, at the Transfer Office), and, so long as the Share Warrant remains so deposited, the depositor shall have the same right of signing a requisition for calling a meeting of the Company, of giving notice of intention to submit a resolution to a meeting, of attending and voting, giving a proxy and exercising the other rights and privileges of a member at any meeting held after the expiration of 48 hours from the time of deposit, as if from the time of deposit his name were inserted in the Register as the holder of the shares specified in the deposited Share Warrant. Not more than one person shall be recognised as depositor of any Share Warrant. Every Share Warrant which shall have been so deposited as aforesaid shall remain so deposited until after the conclusion of the meeting (including any adjournment) at which the depositor desires to attend or to be represented. Save as otherwise expressly provided, no person shall, as bearer of a Share Warrant, be entitled to sign a requisition for calling a General Meeting.

     (ix) Subject as otherwise expressly provided in Articles 139 to 144, a Bearer (or the depositor of a Share Warrant in accordance with Article 142(viii)) shall be entitled in all other respects to the same rights, benefits, privileges and advantages, accorded from time to time pursuant to these presents or by the Statutes (subject to these presents) and subject to the same obligations and duties as if he were named in the Register as the holder of the shares specified in the Share Warrant, and he shall be deemed to be a member of the Company for these purposes.

143. (A) In the case of an offer of shares, securities or debentures to members or any class of members, or a proposed issue of shares pursuant to
          Article 124, it shall be sufficient, so far as any Bearer is concerned, to advertise the fact of the proposed offer or issue once in a leading London daily newspaper, and such other newspapers (if any) as the Directors may from time to time determine, and upon the Bearer depositing the Share Warrant (or, if appropriate, the requisite coupon) at the Transfer Office, or some other place or places mentioned in the advertisement, within the time limit prescribed in the offer, he shall have the same right to receive the offer and accept the proportionate number of shares, securities or debentures within the time limit prescribed in the offer, or to participate in the proposed issue of shares pursuant to Article 124, as if he were the registered holder of the shares comprised in the Share Warrant.

     (B) In the case of any notice or document or other communication with members or any class of members, it shall be sufficient, so far as any Bearer is concerned, to advertise the notice, document or other communication once in a leading London daily newspaper, and such other newspapers (if any) as the Directors may from time to time determine, and to give a postal address (and, if the Directors see fit, the address of a website) where copies of the notice, document or other communication may be obtained by any Bearer.

144. If a Bearer shall desire to surrender a Share Warrant and be registered as a member or request that another person be registered as a member in respect of all or any of the shares included in such Share Warrant, he shall lodge at such place as the Directors may from time to time appoint (or, in default of such appointment, at the Transfer Office) for cancellation of such Share Warrant together with a declaration in writing signed by him in such form and authenticated in such manner as the Directors may require, requesting to be registered as a member in respect of all or some of the shares specified in such Share Warrant and stating in such declaration his full name and address. Save as otherwise agreed by the Company, upon the payment to the Company of all (if any) stamp duties, stamp duty reserve tax, bearer instrument duty, taxes, charges, fees, interest and penalties which may thereby be incurred by the Company or for which the Company is required to account, the person giving such declaration shall thereupon be entitled to have his name entered as a member in the Register in respect of the relevant shares specified in the Share Warrant so surrendered and to receive a share certificate therefor. If the Bearer shall desire to be registered as a member in respect of part only of the shares included in such Share Warrant, a Share Warrant for the balance of the shares shall be issued to such person without charge upon cancellation of the Share Warrant so surrendered.

APPROVED DEPOSITARIES

144A.The Directors may appoint as an Approved Depositary any person:-

     (i)  who is a member holding Ordinary Shares;

     (ii) on whose behalf Ordinary Shares are held by a nominee; or

     (iii)by whom or on whose behalf Share Warrants have been deposited pursuant to Article 142(viii).

          The appointment of an Approved Depositary already effected under these presents shall remain in force on the terms and conditions as approved by the Directors.

144B.The appointment of an Approved Depositary shall be in writing and may be in relation to all or any specified number of such person's Overall Holding (as defined in Article 144C) and be on such terms and conditions as the Directors may approve.

144C.The expression "Overall Holding" in relation to an Approved Depositary means the aggregate of the Ordinary Shares which shall for the time being:-

     (i) be registered in the name of the Approved Depositary or a person acting as the Approved Depositary's nominee; or

     (ii) be represented by Share Warrants which have been deposited by or on behalf of the Approved Depositary pursuant to Article 142(viii) or which are the subject matter of a certificate deposited by or on behalf of the Approved Depositary and accepted by the Directors pursuant to Article 141.

145. (A) An Approved Depositary shall maintain a register or system(s) ("Approved Depositary Register") in which shall be recorded the number of Ordinary Shares in relation to which the Approved Depositary has been appointed ("Specified Shares").

     (B) An Approved Depositary may appoint such person as it thinks fit as its proxy (including appointment by electronic communication) in relation to Specified Shares by entering the name of each such person ("Appointed Person") in the Approved Depositary Register together with such details as the Directors shall require.

     (C) Upon the entry of an Appointed Person's name in the Approved Depositary Register the Approved Depositary shall be deemed to have appointed such person as its proxy and otherwise conferred on him the rights set out under Article 147.

     (D)  The Approved Depositary Register shall:-

          (i) in the case of each Appointed Person specify the number (the "Appointed Number") of Specified Shares in respect of which the appointment of the Appointed Person as a proxy has been made; and

          (ii) be open to inspection by any person authorised by the Company or the approved Depositary during usual business hours.

     (E) The Approved Depositary shall furnish to the Company or its agents upon demand all such information contained in the Approved Depositary Register, or any part of it as may be requested.

146. In relation to an Approved Depositary:-

     (i) the aggregate of Appointed Numbers of Appointed Persons recorded in the Approved Depositary Register shall not exceed the aggregate number of Specified Shares so recorded; and

     (ii) the aggregate number of Specified Shares recorded in the Approved Depositary Register shall not exceed the Approved Depositary's Overall Holding.

147. (A) Subject to the Statutes and subject to the provisions of these presents an Appointed Person:-

          (i) shall upon production to the Company at any General Meeting of written evidence of his status as an Appointed Person (which shall be in such form as the Company and the Approved Depositary shall determine from time to time) be entitled in relation to that meeting to the same rights, and subject to the same restrictions, in relation to his Appointed Number of Specified Shares as though he had been validly appointed as a proxy in relation to such Specified Shares by his Approved Depositary in accordance with Articles 67 to 69 (inclusive); and

          (ii) shall himself be entitled to appoint another person as proxy in relation to his Appointed Number of Specified Shares (or some lesser number of them) using any of the means by which a proxy may be appointed under or pursuant to Articles 67 - 69 (inclusive) and so that the provisions of these Articles relating to the appointment by a member of a person to act as proxy, and to the revocation of such an appointment, and relating to the rights and duties of the person so appointed, shall apply mutatis mutandis in relation to the appointment of a person as the proxy of an Appointed Person in relation to his Appointed Number of Specified Shares, as though the Appointed Person was the registered holder of Ordinary Shares of the Appointed Number and he had appointed his proxy under or pursuant to the provisions of Articles 67 - 69 (inclusive).

     (B) Subject to such terms and conditions as may have been agreed between the Company and the Approved Depositary and to such terms and conditions as govern the relationship between the Approved Depositary and its Appointed Persons, the Approved Depositary shall, on the request of an Appointed Person, exercise in relation to the Appointed Person's Appointed Number of Specified Shares such other rights in relation to general meetings of the Company as may be conferred upon a member of the Company by the Statutes.

148. The Company may, if requested by any Approved Depositary, send to each Appointed Person entered in the Approved Depositary Register all notices and other documents which are sent to the holders of Ordinary Shares. Any such notices and documents shall be sent to the postal address of the Appointed Person in question as it appears in the Approved Depositary
     Register, save that if he shall have an address for electronic communication recorded in the Approved Depositary Register, they may be sent by electronic communication to that address.

149. The Company may if requested by an Approved Depositary pay to an Appointed Person at his postal address as shown in the Approved Depositary Register or by electronic funds transmission to an account notified by the Approved Person all dividends payable on the Ordinary Shares in respect of which he has been appointed as an Appointed Person, and payment of any such dividend shall be a good discharge to the Company of its obligation to make payment to the Approved Depositary in respect of the Ordinary Shares concerned.

150. (A) For the purposes of determining which persons are entitled as Appointed Persons:-

          (i)  to exercise the rights conferred by Article 147;

          (ii) to receive documents sent pursuant to Article 148; and

          (iii)to be paid dividends paid pursuant to Article 149,

          and each such person's Appointed Number of Specified Shares the Approved Depositary may determine that the Appointed Persons so entitled shall be the persons entered as such in the Approved Depositary Register at the close of business on any date specified for the particular purpose and determined by agreement between the Approved Depositary and the Company (the "Approved Depositary Record Date").

     (B)  When  the  Approved   Depositary  Record  Date  is  determined  for  a
          particular purpose then subject to Article 150A:-

          (i) each Appointed Person's Appointed Number of Specified Shares shall be the number appearing against his name in the Approved Depositary Register as at the close of business on the Approved Depositary Record Date; and

          (ii) changes to entries in the Approved Depositary Register after the close of business on the Approved Depositary Record Date shall be disregarded in determining the entitlement of any person for the particular purpose specified in setting the Approved Depositary Record Date.

150A. If it appears:-

     (i)  in relation to a particular resolution at a particular meeting; and

     (ii) in relation to a particular Approved Depositary,

     that the aggregate number of votes cast by or on behalf of the Approved Depositary would without an adjustment exceed that Approved Depositary's Overall Holding at the time specified under Article 49(D) for establishing the entitlement of members of the Company to attend or vote at the meeting then such adjustments shall be made to the aggregate number of votes cast for or against the resolution so that the total number of votes cast by or on behalf of the Approved Depositary does not exceed that Approved Depositary's Overall Holding and the following provisions for making that adjustment shall apply:-

     (a) such adjustments (which may be adjustments to nil) may be adjustments of all votes which would otherwise be cast by or on behalf of the Approved Depositary or of some of them only and then in the latter event such adjustments may vary as between some votes and others;

     (b) if it is willing and able to do so within such time as the chairman may prescribe, such adjustments shall be made by the Approved Depositary;

     (c) in any other case such adjustments shall be made by the chairman on a pro rata basis or in such other manner as may have been prescribed by regulations or procedures made or established by the Directors under
          Article 68; and

     (d) any adjustments made in good faith in accordance with this Article shall be conclusive and binding on all persons interested.

151. Except as required by law, no Appointed Person shall be recognised by the Company as holding any interest in shares upon any trust and subject to the recognition of the rights conferred in relation to General Meetings by appointments made by Appointed Persons pursuant to Article 147(A)(ii) the Company shall be entitled to treat any person entered in the Approved Depositary Register as an Approved Person as the only person (other than the Approved Depositary) who has any interest in the Specified Shares in respect of which the Appointed Person has been appointed.

152. Subject and without prejudice to the provisions of Article 150A, if in any circumstances other than those provided for in that Article any question shall arise as to whether an Appointed Person or a proxy for an Appointed Person has been validly appointed to vote (or exercise any other right) in respect of any Specified Shares or as to the Appointed Number of Specified Shares in respect of which he is entitled to do so, then:-

     (i) if such question arises at or in relation to a General Meeting it shall be determined by the chairman of the meeting or in such other manner as may have been prescribed by regulations or procedures made or established by the Directors under Article 68; and

     (ii) if it arises in any other circumstances it shall be determined by the Directors and any such determination if made in good faith shall be final and conclusive and binding on all persons interested.

Index to Articles of Association

                                                         Article         Page
Accounts                                                 125-126
Approved Depositaries                                    144A-152
Auditors                                                 127-128
Authentication of Documents                              107
Borrowing Powers                                         100
Calls on Shares                                          20-25
Capitalisation of Profits and Reserves                   124
Co-Chairman                                              138
Corporations Acting by Representatives                   71
Directors -
        Appointment and Retirement                       80-88
        Borrowing Powers                                 100
        Committees                                       97-99
        Executive Directors                              78-79
        Expenses                                         75
        Interests in contracts -
            entitlement                                  77
            voting                                       93
        Meetings and proceedings                         89-99
        Number                                           72
        Pensions                                         76
        Powers -
            borrowing                                    100
            general                                      101-105
        Share qualification                              73
        Remuneration                                     74
Disclosure of Shareholders' Interests                    70
Dividends                                                11C; 111-122
Executive Directors                                      78-79
Forfeiture and Lien                                      26-34
General Meetings                                         46-47
        Notice of                                        48-50
        Proceedings at                                   51-60
Indemnity                                                137
Interpretation                                           2
Notices                                                  129-134
Preliminary                                              1-2
Record Date                                              123
Reserves                                                 39, 108
Seal                                                     109-110
Secretary                                                106
Share Capital                                            3
        Alteration                                       6-9
        Increase                                         6
        Reduction                                        9
        Sub-division, Consolidation, etc                 7
Share Certificates                                       15-19
Share Dividends                                          11C
Shares                                                   10-14
        Calls                                            20-25
        Equitable interests not recognised               14
        Forfeiture and lien                              26-34
        Issue                                            10-12
        Purchase of own                                  8
        Renunciation of allotment                        13
        Transfer                                         35-41
        Transmission                                     42-44
        Variation of Rights                              4-5
Share Warrants                                           139-144
Untraced Shareholders                                    45
Votes of Members                                         61-69
Winding Up                                               135-136